UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AAR CORP.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders to be Held on Tuesday, October 13, 2015

To Our Stockholders:

We are pleased to invite you to attend our 2015 annual meeting of stockholders. Please read the information below and in the accompanying proxy statement to learn more about AAR CORP. and the matters to be voted on at the annual meeting.

Date	Tuesday, October 13, 2015

Time	9:00 a.m., Chicago time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Purposes	You will be asked at the annual meeting to:

Elect three directors;

Vote on an advisory resolution to approve our Fiscal 2015 executive compensation;

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2016; and

Transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You may vote your shares at the annual meeting if you were a stockholder on August 18, 2015.

Voting	Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. We also welcome you to attend the meeting and vote in person.

By Order of the Board of Directors,

Robert J. Regan
 Vice President, General Counsel and Secretary

August 28, 2015

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Our Proxy Materials
For Our Annual Meeting of Stockholders to be Held on Tuesday, October 13, 2015:

Copies of this Notice and Proxy Statement, our 2015 Annual Report to Stockholders and our Annual
Report on Form 10-K for the fiscal year ended May 31, 2015 are available free of charge at
 www.proxyvote.com.

2015 Proxy Statement Summary

This summary highlights certain information addressed in more detail elsewhere in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Annual Meeting Information

Time and Date	Tuesday, October 13, 2015 at 9:00 a.m., Chicago time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Record Date	Tuesday, August 18, 2015

Voting	Stockholders of record as of the record date may vote over the Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card or voting information card; or in person at the annual meeting.

Proposals To Be Voted On By Our Stockholders

			Board Recommendation

Proposal 1 — Election of three directors (pages 4-7):			FOR

Name	Age	Brief Biography

ANTHONY K. ANDERSON	59	Independent business consultant and former Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm).	FOR

MICHAEL R. BOYCE	67	Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company) and since May 2015, Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company).	FOR

DAVID P. STORCH	62	Chairman of the Board, President and Chief Executive Officer of AAR CORP.	FOR

Proposal 2 — Advisory resolution to approve our Fiscal 2015 executive compensation (pages 8-9).			FOR

Proposal 3 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm (page 10).			FOR

Fiscal 2015 Business Performance Highlights

AAR CORP. (the "Company") is a leading provider of diversified products and services to the worldwide aviation and government and defense markets.

Fiscal 2015 was a transformative year for the Company, highlighted by the following actions:

We exited non-core businesses:

      •
      Sold our cargo loading manufacturing business for a purchase price of $733.3 million, generating net proceeds after taxes in excess of $600 million

      •
      Discontinued operations of our metals and composites manufacturing businesses, with the sale of these businesses expected to occur in Fiscal 2016

We repositioned the Company as an industry-leading aviation services company by streamlining operations, focusing on higher-margin activities and delivering best-in-class services to customers across two business segments:

      •
      Aviation Services business segment: Aftermarket parts supply and maintenance, repair and overhaul ("MRO") activities

      •
      Expeditionary Services business segment: AAR Airlift and AAR Mobility operations

We returned total cash in the approximate amount of $162 million to our stockholders:

      •
      Repurchased approximately $150 million of our shares of common stock

      •
      Paid $12 million of cash dividends

We made significant balance sheet improvements:

      •
      Redeemed $325 million of 7.25% high-yield notes

      •
      Reduced outstanding debt by approximately $480 million

      •
      Reduced total net debt to capital ratio to 10.5% from 35.3%

      •
      Reduced annual interest expense by approximately $25 million

      •
      Reduced the outstanding share count by 4.8 million shares to 35.5 million shares through a self-tender offer completed in May 2015 and stock repurchases made throughout Fiscal 2015

We refinanced our revolving credit facility on favorable terms:

      •
      Increased our borrowing capacity to $500 million (with potential additional capacity of up to $750 million)

      •
      Reduced our borrowing rates

      •
      Extended the term of the facility to March 2020

Fiscal 2015 Executive Compensation Highlights

Overview

Our Compensation Committee approved a Fiscal 2015 executive compensation program that further emphasizes the importance of pay for performance, placing greater reliance on at-risk performance-based compensation and lesser reliance on fixed compensation.

Our Compensation Committee took the following specific actions with respect to our Fiscal 2015 executive compensation program:

Froze base salaries at their Fiscal 2014 levels with no increase (with one exception involving a promotion);

Did not pay any annual cash bonuses under the Fiscal 2015 short-term incentive plan based on the Company's earnings per share and cash flow from operations performance;

Paid special transaction bonuses based on the Company's successful divestiture of its cargo loading manufacturing business in March 2015;

Reduced significantly the dollar value of stock awards granted under the Fiscal 2015 long-term incentive plan compared to the dollar value granted under the Fiscal 2014 long-term incentive plan (e.g., a 43% dollar value reduction in the case of our Chief Executive Officer);

Granted at-risk performance-based restricted stock representing 75% of total stock awards to the named executive officers; and

Approved return on invested capital and cumulative net income as the two performance goals for at-risk performance-based restricted stock awards under the Fiscal 2015 long-term incentive plan.

v

Chief Executive Officer Compensation

CEO Total Direct Compensation: Fiscal 2015 Compared With Fiscal 2014*

The total direct compensation of David P. Storch, our Chief Executive of Officer, was $4,760,362 in Fiscal 2015, which represented a less than one percent increase over his total direct compensation of $4,722,717 in Fiscal 2014:

Compensation Element	Fiscal 2014 Actual ($)	Fiscal 2015 Actual ($)

Base Salary	906,449	906,449**

Annual Cash Bonus	851,548	—

Special Transaction Bonus	N/A	2,158,713

Long-Term Incentive Compensation	2,964,720	1,695,200

Total Direct Compensation	4,722,717	4,760,362

  *
  Total direct compensation is the sum of base salary, annual cash bonus and long-term incentive compensation awards, expressed in dollars. For Fiscal 2015 only, total direct compensation also included a special transaction bonus.

  **
  Mr. Storch voluntarily reduced his base salary by 15.4% to $767,000, effective September 1, 2015. Please refer to "Executive Compensation — Compensation Discussion and Analysis — Fiscal 2016 Executive Compensation Actions" for other changes to Mr. Storch's Fiscal 2016 compensation.

CEO Compensation Mix in Fiscal 2015

Mr. Storch's Fiscal 2015 total direct compensation was significantly weighted toward at-risk performance-based compensation. His at-risk performance-based restricted stock award and special transaction bonus represented 72% of his total direct compensation in Fiscal 2015, compared with fixed compensation at 28% of his total direct compensation.

Compensation for Named Executive Officers other than the CEO

The Fiscal 2015 total direct compensation for the four other named executive officers of the Company consisted of 73% of at-risk performance-based compensation, compared with fixed compensation at 27% of total direct compensation.

  *
  One named executive officer received an annual cash bonus under a business group performance incentive plan; he did not receive a special transaction bonus.

Key Compensation Policies and Practices

The key elements of the Company's executive compensation program are:

Annual advisory stockholder approval of executive compensation;

Non-guaranteed performance-based annual cash bonuses;

Challenging performance targets under both the short-term and long-term incentive plans;

Significant vesting periods for stock-based awards;

No repricing of stock options without stockholder approval;

No dividends on at-risk performance-based restricted stock until performance goals are met;

Stock ownership guidelines for directors and executive officers;

Insider trading policy prohibiting short sales, pledging and hedging transactions;

No tax-gross ups in any new agreement since 2012; and

Clawback of incentive compensation in the event of certain financial restatements.

CORPORATE GOVERNANCE HIGHLIGHTS

Good corporate governance remains an essential part of the Company's culture. The Board of Directors annually reviews the Company's key corporate governance documents, including the Corporate Governance Guidelines and the Board Committee charters, to ensure that they reflect best practices consistent with the Company's culture and strategy.

The following table identifies the Company's key corporate governance practices and related information:

Corporate Governance Information	As of August 28, 2015

Number of Directors	11

Number of Independent Directors	9

Average Age of Directors	66

Average Tenure of Directors	11 years

Director Retirement Age	75 on nomination date

Lead Director	Yes

Stock Ownership Guidelines	Yes

Annual Stock Grant to Non-Employee Directors	Yes

Independent Directors – Executive Sessions	Yes

Independent Compensation Consultant	Yes

Annual Board and Committee Self Evaluations	Yes

Code of Business Ethics and Conduct	Yes

Ethics Hotline Policy	Yes

Related Person Transaction Policy	Yes

Disclosure Committee for Financial Reporting	Yes

Annual Advisory Stockholder Approval of Executive Compensation	Yes

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2015 annual meeting of stockholders on Tuesday, October 13, 2015, at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We cordially invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why am I receiving the proxy materials?

Our Board of Directors is providing these proxy materials to you, beginning on or about August 28, 2015, in connection with its solicitation of proxies for use at the Company's 2015 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and our most highly paid executive officers, corporate governance and other information about the Company.

How do I access the proxy materials electronically?

Again this year we are pleased to be distributing our proxy materials via the Internet under the "notice and access" approach permitted by the rules of the Securities and Exchange Commission ("SEC"). This approach reduces the cost and environmental impact of printing and distributing the proxy materials for our annual meeting.

We mailed a "Notice of Internet Availability of Proxy Materials" to all of our stockholders on or about August 28, 2015. The Notice provides you with instructions on how to:

Access and review our proxy materials over the Internet;

Submit your vote over the Internet; and

Request and receive printed proxy materials.

This proxy statement, our annual report to stockholders for the fiscal year ended May 31, 2015 ("Fiscal 2015") and our Fiscal 2015 annual report on Form 10-K may be viewed online at www.proxyvote.com.

What proposals are stockholders voting on at the annual meeting?

Stockholders will vote on three proposals at the annual meeting:

Proposal 1 — The election of Anthony K. Anderson, Michael R. Boyce and David P. Storch as directors to serve until the 2018 annual meeting of stockholders;

Proposal 2 — An advisory resolution to approve the Company's Fiscal 2015 executive compensation; and

Proposal 3 — The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2016 ("Fiscal 2016").

Who is entitled to vote?

You are entitled to vote your shares if you were an AAR CORP. stockholder at the close of business on August 18, 2015. This date is referred to in this proxy statement as the "record date."

Stockholder of Record.    You are a "stockholder of record" if your shares are registered in your name with Computershare, the Company's transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card or voting by telephone or over the Internet, or in person by attending and voting at the annual meeting.

Beneficial Owner.    You are a "beneficial owner" of shares if your shares are held in a stock brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the "stockholder of record" of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by nominees on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held by your nominee.

You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 35,516,483 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do stockholders vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m. (Chicago time) on the day prior to the annual meeting. If you vote by telephone or over the Internet, please do not return your proxy card.

How do stockholders revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before it is exercised by:

Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

Submitting a later-dated proxy by telephone, over the Internet or by mail; or

Voting in person at the annual meeting.

How will the proxy holders vote the shares?

The proxy holders will vote shares in accordance with instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares as follows:

FOR the election of the three director nominees;

FOR the advisory resolution to approve our Fiscal 2015 executive compensation; and

FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2016.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interest of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A "broker non-vote" will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Please note that brokers will have discretionary authority to vote shares on the ratification of KPMG; however, brokers may not vote shares on the election of directors or on the advisory resolution to approve executive compensation without specific instructions from their beneficial owners. Accordingly, please follow your broker's instructions so that your vote may be counted.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of "withhold" votes, abstentions, and broker non-votes.

	Required Vote	Effect of "Withhold" Votes, Abstentions and Broker Non-Votes

Proposal 1 — Election of Three Directors	Affirmative vote of a plurality of the shares of common stock present and entitled to vote (the three nominees who receive the greatest number of votes will be elected directors of the Company).	"Withhold" votes and broker non-votes will have no effect on the voting for the election of directors.

Proposal 2 — Advisory Resolution to Approve Fiscal 2015 Executive Compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.

Proposal 3 — Ratification of the Appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against"; there will be no broker non-votes for this matter.

How will the vote be tabulated?

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $11,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

PROPOSAL 1 — ELECTION OF OUR DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 11. The members of the Board are divided into three classes, each having a three-year term that expires in successive years: Class I (three directors), Class II (four directors), and Class III (four directors).

The Board of Directors has nominated three individuals to be elected as Class I directors at the annual meeting, each to serve a three-year term expiring at the 2018 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class I at the annual meeting are Anthony K. Anderson, Michael R. Boyce and David P. Storch.

Each nominee is currently serving as a director of the Company. Each nominee, other than Mr. Storch, has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and the SEC. As Chairman, President and Chief Executive Officer of the Company, Mr. Storch does not qualify as an independent director under the NYSE and SEC rules.

Information about Our Director Nominees and Our Continuing Directors

Information about the director nominees and continuing directors whose terms expire in future years is set forth below:

OUR DIRECTOR NOMINEES

Director Since
Class I Directors whose terms expire at the 2018 annual meeting
ANTHONY K. ANDERSON, 59: Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, served in various management positions during a 35-year career with Ernst & Young LLP.	2012
Other current public company directorships: Avery Dennison Corp., Exelon Corp. and First American Financial Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Anderson should continue to serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing management talent programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

MICHAEL R. BOYCE, 67: Since 1998, Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). Since May 2015, Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company), and from 2005 to May 2015, Chairman and Chief Executive Officer of PQ Corporation. From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Other current public company directorship: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should continue to serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

Director Since
DAVID P. STORCH, 62: Since August 2015 and from 2005 to 2007, Chairman of the Board, President and Chief Executive Officer of AAR CORP. From 2007 to August 2015, Chairman of the Board and Chief Executive Officer of AAR CORP. From 1996 to 2005, President and Chief Executive Officer of AAR CORP. From 1989 to 1996, President and Chief Operating Officer of AAR CORP.	1989
Other current public company directorships: KapStone Paper and Packaging Corp. and Kemper Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Storch should continue to serve as a director of the Company based on his current position as Chairman of the Board, President and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 36-year career with the Company, his knowledge of the commercial aviation and government and defense services markets, and his leadership role in transforming the Company into a leading international provider of products and services to the commercial aviation and government and defense services markets.

OUR CONTINUING DIRECTORS

Class II Directors whose terms expire at the 2016 annual meeting
NORMAN R. BOBINS, 72: Since 2008, Non-Executive Chairman of The PrivateBank and Trust Company – Chicago (a financial services company) and Chief Executive Officer of Norman Bobins Consulting, LLC. From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Other current public company directorships: AGL Resources Inc., Omega Healthcare Investors, Inc. and PrivateBancorp, Inc.
Other public company directorships held in the past five years: Aviv REIT, Inc., Nicor Inc. and SIMS Metal Management Limited.

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 44 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement as a director of various not-for-profit organizations.

RONALD R. FOGLEMAN, 73: Since 1997, President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company). From 1994 to 1997, General, Chief of Staff of the United States Air Force, Washington, D.C.	2001
Other current public company directorship: Orbital ATK Inc.
Other public company directorships held in the past five years: Alliant Techsystems, Inc.

Director Qualifications: The Board of Directors concluded that General Fogleman should serve as a director of the Company based on his leadership skills and record of accomplishment during a 34-year career with the United States Air Force, his business experience and business relationships gained through his senior management positions at two consulting organizations, his understanding of the government defense and services markets and his service as a director of other public companies. General Fogleman currently serves as the Company's Lead Director.

Director Since
JAMES E. GOODWIN, 71: Since 2009, Chairman of Federal Signal Corporation (a safety and security products manufacturer). From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Other current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorship held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience and his service as a director of other public companies.

MARC J. WALFISH, 63: Since 2003, Founding Partner of Merit Capital Partners (a mezzanine investor company). From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, a mezzanine investor company, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

Class III Directors whose terms expire at the 2017 annual meeting
PATRICK J. KELLY, 60: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long- term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

PETER PACE, 69: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff.	2012
Other current public company directorships: Qualys, Inc. and Textura Corporation.
Other public company directorships held in the past five years: Laserlock Technologies, Inc., Pike Electric Corp., and Wi2Wi Corporation.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces), where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council. The Board also gave positive weight to General Pace's understanding of the government defense and services markets and his service as a director of other public companies.

Director Since
TIMOTHY J. ROMENESKO, 58: Since August 2015, Vice Chairman of AAR CORP. and Chief Operating Officer of the Expeditionary Services business group. From March 2015 to August 2015, President of AAR CORP. and Chief Operating Officer of the Expeditionary Services business group. From 2007 to March 2015, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP. From 1991 to 1994, Corporate Controller of AAR CORP.	2007

Director Qualifications: The Board of Directors concluded that Mr. Romenesko should serve as a director of the Company based on his leadership positions with the Company, his experience in various accounting and financial capacities during his 33-year career with the Company and his knowledge of the Company's commercial aviation and government and defense services markets.

RONALD B. WOODARD, 72: Since 2014, retired Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Other current public company directorship: Outerwall, Inc. (formerly Coinstar, Inc.)
Other public company directorships held in the past five years: Continental Airlines, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his management and manufacturing experience as a senior officer of The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines, Inc.

Our Board of Directors unanimously recommends that you vote "FOR" each director nominee.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE OUR FISCAL 2015 EXECUTIVE COMPENSATION

We are asking our stockholders to approve the following advisory resolution (commonly known as a say-on-pay proposal) on the compensation awarded to our named executive officers for Fiscal 2015 as disclosed in this proxy statement:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2015 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

We ask our stockholders to vote on our say-on-pay proposal each year for two principal reasons: (i) we have learned through our stockholder outreach program that our stockholders have a strong interest in the Company's executive compensation program; and (ii) we value the opinions of our stockholders. Accordingly, our Compensation Committee gives serious attention to the results of our annual stockholder say-on-pay vote, together with other relevant factors, in making its decisions regarding the next year's executive compensation program.

Our say-on-pay vote on our Fiscal 2014 executive compensation was overwhelmingly positive, receiving a 96.5% "FOR" vote. This result was viewed as an endorsement of our executive compensation program and the individual compensation decisions made by our Compensation Committee with respect to our named executive officers. Nonetheless, our Compensation Committee revisits the Company's executive compensation program each year to ensure that the design of the program and the individual compensation decisions serve the best interests of the Company's stockholders.

For Fiscal 2015, our Compensation Committee emphasized further the Company's commitment to a pay-for-performance executive compensation program. This commitment placed greater reliance on at-risk performance-based compensation such as performance-based cash bonuses and performance-based restricted stock tied to the Company's cumulative net income performance results over a three-year performance period. It also placed lesser reliance on fixed compensation such as base salary and time-based restricted stock.

The table below shows the breakdown of at-risk performance-based compensation and fixed compensation for the Company's Chief Executive Officer and the other named executive officers for Fiscal 2015:

NAMED EXECUTIVE OFFICER	AT-RISK PERFORMANCE-BASED COMPENSATION		FIXED COMPENSATION

	Performance-Based Cash Bonuses*	Performance-Based Restricted Stock	Base Salary	Time-Based Restricted Stock

David P. Storch	$2,158,713	$1,271,400	$906,449	$423,800

Timothy J. Romenesko	$1,727,250	$635,700	$499,272	$211,900

John M. Holmes	$548,000	$156,480	$409,375	$52,160

John C. Fortson	$1,220,356	$391,200	$400,000	$130,400

Robert J. Regan	$750,825	$391,200	$391,586	$130,400

*
For Fiscal 2015, the Company paid "special transaction bonuses" to the named executive officers (except for Mr. Holmes) and other Company employees in consideration of the Company's successful divestiture of its cargo loading manufacturing business. The Company did not pay any annual cash bonuses for Fiscal 2015, except that Mr. Holmes received a bonus under a separate performance incentive plan tied to the results of the Aviation Services business group. For further information about the special transaction bonuses and the annual cash bonuses, please refer to the "Compensation Discussion and Analysis" section of this proxy statement.

The percentage of at-risk performance-based compensation versus the percentage of fixed compensation for each named executive officer for Fiscal 2015 is set forth below:

Named Executive Officer	At-Risk Performance-Based Compensation	Fixed Compensation

David P. Storch	72%	28%

Timothy J. Romenesko	77%	23%

John M. Holmes	60%	40%

John C. Fortson	75%	25%

Robert J. Regan	69%	31%

Our Compensation Committee and our Board of Directors believe that the executive compensation paid to our named executive officers in Fiscal 2015, in form and amount, was fair, appropriate and in the best interest of the Company's stockholders.

We encourage our stockholders to read the "Compensation Discussion and Analysis" on pages 21-37 and the

"Summary Compensation Table" and other compensation tables and related narrative starting on page 38 of this proxy statement. These sections describe our executive compensation policies and practices and provide further information about the compensation of our named executive officers.

Our Board of Directors unanimously recommends that you vote "FOR" the advisory resolution to approve our Fiscal 2015 executive compensation.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2016. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon.

The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following primary reasons:

KPMG's independence in light of all services that it provides to the Company;

The quality of KPMG's past performance as the Company's independent registered public accounting firm;

KPMG's reputation in the industry and its expertise with respect to aviation and aerospace companies;

KPMG's understanding of the Company's businesses, operations, accounting policies and practices and internal control over financial reporting;

The reasonableness of the fees paid by the Company to KPMG for its services;

The recognition that a change in the Company's independent auditors is a time-consuming process replete with risks and costs and without any assurance of any benefit to the Company; and

Market information on KPMG's audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on KPMG.

The Board of Directors asks that stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2016. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2014 and Fiscal 2015 for audit, audit-related and tax services provided by the Company's independent registered public accounting firm.

Description of Fees	Fiscal 2014 ($)	Fiscal 2015 ($)

Audit Fees	1,794,370	1,914,366

Audit-Related Fees[1]	136,000	7,500

Tax Fees[2]	387,109	332,341

  1
  Fiscal 2014 audit-related fees were for two consents on registration statement filings, acquisition due diligence assistance and SEC comment letter services. Fiscal 2015 audit-related fees were for assistance with an SEC comment letter.

  2
  Tax fees include domestic and foreign income tax return reviews.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2016.

CORPORATE GOVERNANCE

General

We review our corporate governance policies and procedures on an annual basis. We strive to emulate "best practices" and tailor them, where appropriate, to fit our specific needs. We believe that we comply with all applicable SEC and NYSE rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

Corporate Governance Guidelines

Categorical Standards for Determining Director Independence

Code of Business Ethics and Conduct

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Executive Committee Charter

Conflict Minerals Policy

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

Stockholder Engagement

We have implemented a stockholder engagement process as a "best practice" under our corporate governance and executive compensation programs. We believe that opportunities to receive and consider stockholder feedback enhance our corporate governance and executive compensation practices. One example in Fiscal 2015 was our decision to use proceeds from the sale of our cargo loading manufacturing business to make stock repurchases in the approximate amount of $150 million.

In Fiscal 2015, our stockholder engagement process consisted of presentations at various investor conferences and regular individual meetings and calls with stockholders. Through this process, we estimate that we made contact with the holders of approximately 70% of our outstanding shares in Fiscal 2015.

Ethics Hotline

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline is toll-free and permits callers to identify themselves or remain anonymous at their election.

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee obtains recommendations from management, other directors, business and community leaders and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

A high level of integrity and professional and personal ethics and values consistent with those of the Company;

Professional background and relevant business and industry experience;

Current employment, leadership experience and other board service;

Demonstrated business acumen or special technical skills or expertise (e.g., audit, financial, legal or aviation and government/defense), particularly in areas where the Board currently lacks specific skills;

A commitment to enhancing stockholder value and serving the interests of all stockholders;

Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that would interfere with a director's ability to discharge his duties;

Willingness and ability to make the commitment of time and attention necessary for effective Board service;

A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and

Other factors the Nominating and Governance Committee deems appropriate.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of director nominees to be elected by the Company's stockholders.

Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the 2016 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 16, 2016, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the common stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are available on the Company's website.

Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2015, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for David P. Storch and Timothy J. Romenesko who are both employees of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Board Leadership and Lead Director

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders.

The Corporate Governance Guidelines provide that the Board shall have a Lead Director elected by the independent directors. The Lead Director chairs all executive sessions of the independent directors and works closely with the Chief Executive Officer on Board agendas, schedules and meetings. Ronald R. Fogleman, Chair of the Nominating and Governance Committee, currently serves as the Board's Lead Director.

The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's President and Chief Executive Officer, David P. Storch, is also Chairman of the Board. The Board continues to believe that having Mr. Storch as Chairman and Chief Executive Officer is the

most effective and appropriate leadership structure for the Board and the Company at this time given his tenure with the Company, his knowledge of the Company's businesses and the markets in which they compete and the Board's assessment of his performance.

Risk Management Oversight

The Board of Directors, directly and through its committees, is responsible for overseeing management's process for assessing and managing the Company's exposure to risks. In that role, the Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results, and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board holds an annual strategy session with senior management devoted entirely to a review and consideration of the Company's businesses, markets, customers, competitors, and strategic initiatives and direction. This meeting includes an assessment of the key challenges and risks of the Company's businesses, and the opportunities for addressing and responding to these challenges and risks.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies, auditing the effectiveness of the risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company's principal risks and outline its risk mitigation approach for addressing these risks. The Audit Committee reports to the Board on risks relating to accounting, financial reporting and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Hotline. The Compensation Committee oversees and reports to the Board on the Company's incentive compensation programs to provide that they are appropriately structured to incentivize officers and key employees while assuring appropriate risk. The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including director independence and related party transactions.

The Board and its committees receive information from and have regular access to the individual members of management responsible for managing risk, including the Company's President and Chief Executive Officer, Vice Chairman, Chief Financial Officer, Group Vice Presidents, Controller, General Counsel and Internal Auditor. The directors meet each quarter with a broader group of the

Company's employees at regularly scheduled Board dinners as an informal way of learning more about the Company's businesses and its employees. The Board also schedules at least one meeting per year at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first- hand opportunity to inspect the Company's business operations.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Lead Director presides at the executive sessions of independent directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually by the Nominating and Governance Committee and the Board of Directors, most recently in July 2015.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

The Company has a Board-approved Founder's Agreement with Ira A. Eichner, the Founder and former Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company for over 56 years and the value to the Company of an ongoing relationship with Mr. Eichner. Under the Founder's Agreement. Mr. Eichner receives a quarterly retainer of $25,000. Mr. Eichner is Mr. Storch's father-in-law.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, independent directors as a group, or any individual director or Committee Chairman by mail addressed to:

  AAR CORP.
  Attention: Independent Directors, Lead Director or the name of the individual director
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

BOARD MATTERS

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table identifies the current members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee

Anthony K. Anderson	X	X

Norman R. Bobins	X	X

Michael R. Boyce		X	X

Ronald R. Fogleman		X	Chair	X

James E. Goodwin	Chair		X	X

Patrick J. Kelly	X		X

Peter Pace		X	X

Timothy J. Romenesko

David P. Storch				Chair

Marc J. Walfish	X		X	X

Ronald B. Woodard	X	Chair

Audit Committee

Audit Committee Fiscal 2015 Report

Dear Fellow Stockholders:

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2015 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee's primary responsibility is to assist the Board of Directors in fulfilling its duty to stockholders to oversee and review: the quality and integrity of the Company's financial statements and internal controls over financial reporting; the qualifications, independence and performance of the Company's independent registered public accounting firm; and the performance of the Company's Internal Audit function. The Audit Committee performs the specific functions described in its charter, including:

Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

Maintains communication between the Board and the independent registered public accounting firm;

Monitors the qualifications, independence and performance of the independent registered public accounting firm;

Oversees and reviews the Company's financial reporting processes and practices;

Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

Reviews the scope and results of audits;

Oversees the Company's enterprise risk management committee; and

Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held eight meetings during Fiscal 2015. The Audit Committee meets outside the presence of management for portions of its meetings to hold separate discussions with KPMG, the Company's independent registered public accounting firm, the internal auditors and other representatives of the Company.

The Company's management has primary responsibility for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company's financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles ("GAAP") and a report on the effectiveness of the Company's internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company's management and KPMG the Company's audited financial statements contained in the Company's Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with KPMG the matters required by PCAOB Auditing Standard No. 16 ("Communications with Audit Committees") and KPMG's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.

The Audit Committee concluded that KMPG is independent from the Company, appointed KPMG as the Company's independent registered public accounting firm for Fiscal 2016 and recommends that the stockholders of the Company ratify that appointment (see Proposal 3).

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10 K for Fiscal 2015 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors of AAR CORP.

James E. Goodwin, Chairman
Anthony K. Anderson
Norman R. Bobins
Patrick J. Kelly
Marc J. Walfish
Ronald B. Woodard

Compensation Committee

The Compensation Committee is comprised entirely of independent directors qualified to serve on the Compensation Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald B. Woodard (Chair), Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, Ronald R. Fogleman and Peter Pace.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2015 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company's stock plans and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

Sets the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

Administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, the AAR CORP. 2013 Stock Plan and the AAR CORP. Section 162(m) Annual Cash Incentive Plan;

Recommends director compensation and benefits to the Board for approval; and

Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held four meetings during Fiscal 2015. The Compensation Committee Fiscal 2015 Report appears on page 37. Information about the role of the Compensation Committee consultant and management in the executive compensation process is set forth under "Executive Compensation — Compensation Discussion and Analysis."

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald R. Fogleman (Chair), Michael R. Boyce, James E. Goodwin, Patrick J. Kelly, Peter Pace and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2015 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

Oversees the composition, structure and evaluation of the Board and its committees;

Reviews, considers, and acts upon related person transactions;

Develops and recommends Corporate Governance Guidelines for Board approval; and

Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held three meetings during Fiscal 2015.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chair), James E. Goodwin, Ronald R. Fogleman and Marc J. Walfish. Messrs. Goodwin, Fogleman and Walfish are independent directors as defined by applicable SEC and NYSE rules. As Chairman and Chief Executive Officer of the Company, Mr. Storch does not qualify as an independent director under the NYSE and SEC rules.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Board of Directors at its July 2015 meeting. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee held one meeting during Fiscal 2015.

Board Meetings and Attendance

During Fiscal 2015, the Board held six meetings. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2015.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All members of the Company's Board of Directors attended the Company's 2014 annual meeting of stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary should be a mix of cash and equity compensation. Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

The Board of Directors reviews director compensation annually to ensure that it is fair, appropriate and in line with its peer group companies. At its January 2014 meeting, the Board reviewed the findings of a report by Mercer (US) Inc. ("Mercer"), its independent compensation consultant, analyzing director compensation information of the Company and its peer group companies. This report showed that the Company's total cash compensation (annual retainers plus meeting fees) and total direct compensation (total cash compensation plus the annual equity grants) for directors was above the median but below the 75th percentile of the Company's Fiscal 2014 peer group.

The Board of Directors considered changes to the Fiscal 2015 director compensation program, including the elimination of meeting fees, an increase in the retainers and the adoption of a fixed value equity grant in lieu of a grant of a fixed number of shares. The Board ultimately approved the same director compensation program for Fiscal 2015 that was in effect in Fiscal 2014, primarily because it concluded that: (i) yearly changes to the program generally should be avoided unless the program's results are inconsistent with the program's objectives, (ii) a per-meeting fee was deemed preferable to an increased retainer since it constitutes compensation for actual work performed and (iii) a grant of a fixed number of shares rewards directors when the stock price improves and penalizes them when the stock price falls, thus enhancing the alignment of the directors' interests with the interests of the stockholders. Specifically with respect to the fixed stock grant, the Board approved 5,000 shares per director, consistent with its practice over the last four fiscal years. The Board also considered that the Company's stock ownership guidelines require directors to own 20,000 shares within four years of becoming a director.

Accordingly, the Fiscal 2015 director compensation program, as approved by the Board upon the recommendation of the Compensation Committee, consists of the compensation elements set forth in the table below:

Compensation Element	Fiscal 2015 Non-Employee Director Compensation Program

Annual Retainer	$50,000

Lead Director Annual Retainer	$30,000

Committee Chair Annual Retainer	$10,000

Board and Committee Meeting Fees	$2,500 per meeting ($1,250 for telephone meetings)

Annual Stock Award	5,000 shares of common stock (vesting after one year)

All retainers are paid quarterly, and meeting fees are paid promptly following each meeting attended. The annual stock award was approved at the Board's January 2014 meeting with an effective date of June 1, 2014. Each non-employee director may elect to defer receipt of the retainers and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, deferred retainer fees are converted into stock units equivalent to shares of common stock based on the then current stock price, and at distribution are paid out, at the participant's election, in cash or in shares of common stock. Deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate and at distribution are paid out in cash. Distribution occurs upon termination of service on the Board or on the happening of certain other events, as specified in the Director Plan.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Director Compensation Table

Fiscal 2015 Director Compensation.    The following table sets forth all compensation paid to each non-employee director for Fiscal 2015:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)

Anthony K. Anderson	87,500	122,500	—	—	—	785	210,785

Norman R. Bobins	88,750	122,500	—	—	—	2,287	213,537

Michael R. Boyce	82,500	122,500	—	—	—	7,195	212,195

Ronald R. Fogleman	120,000	122,500	—	—	—	2,113	244,613

James E. Goodwin	96,250	122,500	—	—	—	785	219,535

Patrick J. Kelly	85,000	122,500	—	—	—	785	208,285

Peter Pace	81,250	122,500	—	—	—	785	204,535

Marc J. Walfish	87,500	122,500	—	—	—	785	210,785

Ronald B. Woodard	98,750	122,500	—	—	—	785	222,035

  1
  Mr. Storch and Mr. Romenesko are not included in this table, because as employee directors of the Company, they receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement.

  2
  The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2015:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Lead Director Fee	Total ($)

Anthony K. Anderson	50,000	—	37,500	—	87,500

Norman R. Bobins	50,000	—	38,750	—	88,750

Michael R. Boyce	50,000	—	32,500	—	82,500

Ronald R. Fogleman	50,000	10,000	30,000	30,000	120,000

James E. Goodwin	50,000	10,000	36,250	—	96,250

Patrick J. Kelly	50,000	—	35,000	—	85,000

Peter Pace	50,000	—	31,250	—	81,250

Marc J. Walfish	50,000	—	37,500	—	87,500

Ronald B. Woodard	50,000	10,000	38,750	—	98,750

  3
  The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2015 stock awards granted to each non-employee director computed in accordance with FASB ASC Topic 718. As of May 31, 2015, each non-employee director held 5,000 unvested restricted shares, which subsequently vested on June 2, 2015. On June 1, 2015, each non-employee director received a grant of 5,000 unvested restricted shares that will vest on June 1, 2016.

  4
  No stock options were granted to non-employee directors in Fiscal 2015. No non-employee director held any stock options as of May 31, 2015.

  5
  This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Fiscal 2016 Director Compensation.    At its April 2015 meeting, the Board, upon the recommendation of the Compensation Committee and following a presentation by Mercer, its independent compensation consultant, on director compensation trends and best practices, approved the same director compensation program for Fiscal 2016 that was in effect for Fiscal 2015.

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Bobins, Boyce, and Woodard, General Fogleman and General Pace, all of whom are independent non-employee directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2015, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our Fiscal 2015 executive compensation program. It provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee's executive compensation decisions.

Our focus in this CD&A is the Fiscal 2015 compensation of the following "named executive officers" of the Company:

Name	Title

David P. Storch	Chairman of the Board, President and Chief Executive Officer

Timothy J. Romenesko	Vice Chairman; Chief Operating Officer of Expeditionary Services

John M. Holmes	Vice President; Chief Operating Officer of Aviation Services

John C. Fortson	Vice President, Chief Financial Officer and Treasurer

Robert J. Regan	Vice President, General Counsel and Secretary

I.      Executive Summary

A.
Goals of Our Executive Compensation Program

The primary goals of our executive compensation program are to:

Attract and retain talented executives capable of producing outstanding business results for the Company;

Motivate and reward executives by paying for performance in a manner that takes into account Company, business group and individual performance; and

Provide for compensation that strikes a proper balance between short-term and long-term compensation, and between cash and stock compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company's stockholders.

B.
Fiscal 2015 Business Performance Highlights

The Company is a leading provider of diversified products and services to the worldwide aviation and government and defense markets. Fiscal 2015 was a transformative year for the Company, highlighted by the following actions:

We exited non-core businesses:

      •
      Sold our cargo loading manufacturing business for a purchase price of $733.3 million, generating net proceeds after taxes in excess of $600 million

      •
      Discontinued operations of our metals and composites manufacturing businesses,

        with the sale of these businesses expected to occur in Fiscal 2016

We repositioned the Company as an industry-leading aviation services company by streamlining operations, focusing on higher-margin activities and delivering best-in-class services to customers across two business segments:

      •
      Aviation Services business segment: Aftermarket parts supply and maintenance, repair and overhaul ("MRO") activities

      •
      Expeditionary Services business segment: AAR Airlift and AAR Mobility operations

We returned total cash in the approximate amount of $162 million to our stockholders:

      •
      Repurchased approximately $150 million of our shares of common stock

      •
      Paid $12 million of cash dividends

We made significant balance sheet improvements:

      •
      Redeemed $325 million of 7.25% high-yield notes

      •
      Reduced outstanding debt by approximately $480 million

      •
      Reduced total net debt to capital ratio to 10.5% from 35.3%

      •
      Reduced annual interest expense by approximately $25 million

      •
      Reduced the outstanding share count by 4.8 million shares to 35.5 million shares through a self-tender offer completed in May 2015 and stock repurchases made throughout Fiscal 2015

We refinanced our revolving credit facility on favorable terms:

      •
      Increased our borrowing capacity to $500 million (with potential additional capacity of up to $750 million)

      •
      Reduced our borrowing rates

      •
      Extended the term of the facility to March 2020

For more information about our financial and operating performance in Fiscal 2015, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 15, 2015. For more information about our stock price performance, please see "Comparison of Cumulative Five-Year Total Return" in our Form 10-K.

C.
Fiscal 2015 Executive Compensation Highlights

Our Compensation Committee approved a Fiscal 2015 executive compensation program that further emphasizes the importance of pay for performance, placing greater reliance on at-risk performance-based compensation and lesser reliance on fixed compensation.

Our Compensation Committee took the following specific actions with respect to our Fiscal 2015 executive compensation program:

Froze base salaries at their Fiscal 2014 levels with no increase (with one exception involving a promotion);

Did not pay any annual cash bonuses under the Fiscal 2015 short-term incentive plan based on the Company's earnings per share and cash flow from operations performance;

Paid special transaction bonuses based on the Company's successful divestiture of its cargo loading manufacturing business in March 2015;

Reduced significantly the dollar value of stock awards granted under the Fiscal 2015 long-term incentive plan compared to the dollar value granted under the Fiscal 2014 long-term incentive plan (e.g., a 43% reduction in the case of our Chief Executive Officer);

Granted at-risk performance-based restricted stock representing 75% of total stock awards to the named executive officers; and

Approved return on invested capital and cumulative net income as the two performance goals for at-risk performance-based restricted stock awards under the Fiscal 2015 long-term incentive plan.

II.     Principal Compensation Elements of the Company's Executive Compensation Program

The table below identifies the principal elements of our executive compensation program, and the subsequent narrative provides a fuller description of each element.

Compensation Element	Form of Compensation	Performance Criteria

Base salary	Cash	Individual performance and contributions

Annual cash compensation incentive	Cash	• Earnings per share • Cash flow from operations • Specific business unit goals

Long-term stock incentive compensation	• Time-based restricted stock	Individual performance and contributions

	• Performance-based restricted stock	• Cumulative net income over three years
• Return on invested capital (implemented for Fiscal 2015)

Retirement benefits	Eligibility to participate in and receive Company contributions to our 401(k) plan (available to all employees) and, for certain officers, a supplemental deferred compensation plan	Not applicable

Perquisites	Various (see below)	Not applicable

Severance/change in control benefits	Various (see below)	Not applicable

A.
Base Salary

The Company provides base salaries as a minimum amount of compensation in consideration of day-to-day performance. Base salaries are designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The Compensation Committee annually reviews the base salaries of all executive officers, including the Chief Executive Officer and the other named executive officers, and may adjust base salaries, typically at the beginning of a fiscal year, based upon consideration of:

The executive's current salary;

The executive's performance and contributions during the past fiscal year;

The executive's qualifications and responsibilities;

The executive's tenure with the Company and the position held by the executive;

The Company-wide merit increase in the base salaries for all employees;

Competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market,

including the Company's peer group companies; and

The recommendation of the Chief Executive Officer, in the case of all executive officers other than himself.

The Compensation Committee generally sets the base salaries of the Company's named executive officers at or around the 50th percentile of salary levels of comparable positions at its peer group companies. The Company does not target base salaries at any specific percentage of total compensation when setting base salary. The Compensation Committee froze Fiscal 2015 base salaries at their Fiscal 2014 levels, with one exception involving a promotion. Please refer to Section IVA for further information about Fiscal 2015 base salaries.

B.
Annual Cash Incentive Compensation

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term (typically annual) performance goals at either the corporate level or at the business group level. A cash-based incentive provides an opportunity that is consistent with market practice and allows the named executive officers to receive the value of their performance over the measurement period.

Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash bonuses for that fiscal year. The Company may pay an annual cash bonus to an executive officer, typically measured as a percentage of the executive officer's base salary, based on the extent to which the Company, a business unit of the Company and/or the executive officer achieves applicable performance goals. Performance at a target level results in a target annual cash bonus, and performance above or below target results in payment of an annual cash bonus at a higher or lower percentage of base salary, respectively. Performance below a minimum threshold level results in no annual cash bonus. In all cases, the Compensation Committee has the discretion to not award any annual cash bonuses or to reduce the amount of the annual cash bonuses in a given year, even if performance targets are met.

For executive officers at the corporate level, the annual cash bonus in Fiscal 2015 was based on two performance goals: earnings per share and cash flow from operations. For executive officers in charge of a business group, the annual cash bonus was based on the performance results of the business group, rather than the Company as a whole. Please refer to Section IVB below for further information about Fiscal 2015 cash bonuses.

C.
Long-Term Stock Incentive Compensation

The Company uses stock compensation to provide long-term incentive opportunities for its named executive officers and certain other officers and key employees. The Company believes that the use of stock compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Given the importance of this alignment, long-term stock-based compensation typically represents the most significant component of total compensation for the Company's executive officers. At the time of grant, long-term stock incentive compensation awards represent potential compensation, meaning that their value is realized by a named executive officer only if applicable performance and vesting conditions are satisfied.

Generally, when determining restricted stock and stock option grant opportunities, the Compensation Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines. For senior management other than the Chief Executive Officer, the Chief Executive Officer also considers the Chief Executive Officer's recommendation. The particular mix of stock awards — whether performance-based restricted shares, time-based restricted shares or stock options — depends on various factors considered by the Compensation Committee, including the number of shares available for award, the Company's performance priorities and the participants involved. In addition, the value of stock grants in any year will vary depending on the Board's assessment of the Company's business and share price performance in the prior fiscal year.

For Fiscal 2015, the Compensation Committee made grants of performance-based risk and time-based restricted stock to our named executive officers, as explained in Section IVD below.

D.
Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

Retirement Plan.    Messrs. Storch, Romenesko and Holmes are the only named executive officers who participate in the tax-qualified Retirement Plan. Benefit accruals under the Retirement Plan ceased on June 1, 2005. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan as of December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

Retirement Savings Plan.    The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most of the Company's U.S. employees, including the named executive officers. An employee can elect to defer up to 75% of his compensation, up to a maximum of $18,000 in 2015, or $24,000 if age 50 or over. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. The Company provides a matching contribution equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, a profit-sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

SKERP.    The SKERP is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Messrs. Storch and Romenesko ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for Messrs. Storch and Romenesko were converted to a lump sum and transferred to the defined contribution portion of the SKERP. The defined contribution portion of the SKERP is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions. The Company also makes annual supplemental contributions of up to 22% of salary and bonus for Mr. Storch, up to 16% of salary and bonus for Mr. Romenesko, and up to 5% or 10% of salary and bonus for the other eligible named executive officers, principally to motivate these individuals to grow as business leaders and to improve their performance and thereby improve the Company's performance. These annual supplemental contributions do not vest until the named executive officers meet the definition of "retirement" under the SKERP.

E.
Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, market-competitive and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

III.   The Process for Determining Fiscal 2015 Executive Compensation

Each year the Compensation Committee reviews the Company's existing executive compensation program and the programs of peer group companies and other companies identified by Mercer, its independent compensation consultant, as having compensation "best practices." The Compensation Committee seeks to confirm that each compensation element of the Company's program, as well as the compensation structure, fits the Company in light of its history, culture, performance and strategy. Particular attention is given to the Company's stock price performance to ensure proper alignment between executive compensation and stock price performance.

The Compensation Committee followed the process below in setting and approving executive compensation in Fiscal 2015.

A.
Fiscal 2015 Peer Group

The Compensation Committee believes that total compensation opportunities for the Company's key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company's employment market.

In July 2014, the Compensation Committee reviewed its peer group for executive compensation purposes using the following criteria: company type (publicly traded on a major exchange); industry classification (using Standard and Poor's GICS codes); annual revenues (one-half to two times the Company's annual revenues); and business model (organizations that conducted business in the Company's two operating segments at that time — Aviation Services and Technology Products). The Compensation Committee's objective is to assemble a set of peer group companies to which relevant pay and performance comparisons may be made with the Company.

The Compensation Committee engaged Mercer to assist in determining the composition of the Company's Fiscal 2015 peer group for executive compensation purposes and the benchmarking of executive compensation. Following consideration of Mercer's peer group report, the Compensation Committee revised the Company's peer group for Fiscal 2015 to consist of the following 20 companies, up from 18 peer companies in Fiscal 2014:

Aerojet Rocketdyne Holdings Inc. (formerly Gencorp Inc.)	Kratos Defense & Security Solutions, Inc.
Alliant Techsystems, Inc.	Moog Inc.
Applied Industrial Technologies Inc.	Orbital ATK (formerly Alliant Techystems)
B/E Aerospace, Inc.	Rockwell Collins, Inc.
Crane Co.	Spirit AeroSystems Holdings, Inc.
Cubic Corporation	Teledyne Technologies, Inc.
Curtiss-Wright Corporation	TransDigm Group Inc.
Esterline Technologies Corporation	Triumph Group, Inc.
Hexcel Corporation	Wesco International, Inc.
Kaman Corporation	Woodward, Inc.

The four companies added to the Fiscal 2015 peer group were Aerojet Rocketdyne Holdings Inc. (formerly Gencorp Inc.), Orbital ATK (formerly Alliant Techsystems), Wesco International, Inc. and Woodard, Inc. The two companies dropped from the Fiscal 2015 peer group were Kennametal Inc. and MSC Industrial Direct, neither of which competes with the Company. The Compensation Committee made these changes to the peer group to ensure that the Company's performance and executive compensation program are measured against those of comparably-sized companies (e.g., in terms of revenue, market capitalization and other financial measures). The mix of the Company's commercial and defense businesses presents a challenge in constructing a peer group for several reasons, primarily given that many defense contractors may have significantly greater revenues and market capitalization.

B.
Executive Compensation Assessment

Following the Compensation Committee's approval of the Fiscal 2015 peer group, Mercer conducted an executive compensation assessment in July 2014, at the direction of the Compensation Committee, to assist with executive compensation decisions. Mercer's executive compensation assessment included (i) a benchmarking analysis showing how the compensation paid to the Company's named executive officers compared to compensation paid to the named executive officers of the Company's peer group companies and (ii) a comparison of the Company's Fiscal 2015 financial performance against the financial performance of its peer group companies. The key findings of the Mercer executive compensation assessment of the Company are set forth below:

The Company's base salaries are positioned competitively with the 50th percentile of its Fiscal 2015 peer group companies;

Total cash compensation (base salary plus annual cash bonus) is between the 50th percentile and the 75th percentile of the Company's Fiscal 2015 peer group companies; and

Total direct compensation (base salary plus annual cash bonus plus the dollar value of Fiscal 2015 stock awards) falls between the 50th percentile and the 75th percentile of the Company's peer group companies.

The Company's one year financial performance showed earnings per share growth between the 50th and 75th percentile of the Company's peer group; net income growth was greater than the 75th percentile of its peer group; and return on invested capital was between the 25th and 50th percentile of its peer group

The Company's three-year financial performance was less positive, with earnings per share growth, net income growth and return on invested capital below the 25th percentile of the Company's peer group.

In addition, the Compensation Committee recognized that the Company posted significant stock price increases over the last three fiscal years and four of the last five fiscal years, as shown below:

Fiscal Year Ending	Closing Stock Price on Last Business Day ($)	Increase (Decrease) Over Prior Fiscal Year (%)

May 31, 2015	29.54	22

May 31, 2014	24.30	21

May 31, 2013	20.06	66

May 31, 2012	12.05	(54)

May 31, 2011	26.39	34

The Compensation Committee also reviewed and considered historical compensation data for the Company's executives. This data included summaries of cash and equity compensation received in past years by each executive. In addition, the Compensation Committee reviewed the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change in control of the Company or otherwise. It reviewed the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. In addition to peer group compensation information and general industry compensation information, the Compensation Committee reviewed internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' relative positions, responsibilities, and contributions to the Company.

C.
Recommendations of the Chief Executive Officer

The Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal 2015 compensation decisions for all of the named executive officers other than the Chief Executive Officer. In making these recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive's business group. Other performance goals were non-quantitative and related to customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflected his assessment of an individual executive officer's contributions to the performance of the Company.

The Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers. The Chief Executive Officer does not play any role in any decision affecting his own compensation.

D.
Stockholder Advisory Vote

The Compensation Committee carefully considered the results of the Fiscal 2014 say-on-pay vote in designing the Fiscal 2015 executive compensation and making Fiscal 2015 compensation decisions for the Company's key executives. Holders of approximately 96.5% of the outstanding shares approved the Fiscal 2014 compensation paid to the named executive officers at the Company's 2014 annual meeting. This result was viewed as an endorsement of the Company's executive compensation program and the individual compensation decisions made by our Compensation Committee. Nonetheless, the Compensation Committee revisit the Company's executive compensation program each year, as it did with respect to the Fiscal 2015 executive compensation program, to ensure that the design of the program and the individual compensation decisions serve the best interests of the Company's stockholders.

* * * * * * * * *

The Compensation Committee considered all of the above items, including the executive compensation assessment and the executive compensation levels of peer group companies, in approving the Fiscal 2015 base salaries, target annual cash bonuses and target long-term incentive compensation of the Company's named executive officers. Each of these Fiscal 2015 compensation elements is addressed below in more detail.

IV.   Our Fiscal 2015 Executive Compensation Program

A.
Fiscal 2015 Base Salaries

For Fiscal 2015, the Compensation Committee, at management's recommendation, froze base salaries at their Fiscal 2014 levels without any increase, to emphasize that base salaries — representing fixed compensation — should be a less significant percentage of total compensation than at-risk performance-based compensation. The one exception was that Mr. Holmes received a base salary increase to $475,000 from $387,500 effective March 2, 2015 upon his promotion to Chief Operating Officer of the Aviation Services business group.

The following table shows the Fiscal 2015 base salaries for the named executive officers:

Named Executive Officer	Fiscal 2015 ($)

David P. Storch	906,449

Timothy J. Romenesko	499,272

John M. Holmes	409,375*

John C. Fortson	400,000

Robert J. Regan	391,586

  *
  Reflects a base salary of $387,500 from June 1, 2014 to March 1, 2015 and a base salary of $475,000 from March 2, 2015 to May 31, 2015.

For Fiscal 2016, Mr. Storch voluntarily reduced his base salary by 15.4% to $767,000 and Mr. Romenesko voluntarily reduced his base salary to $450,000, in each case effective September 1, 2015. These voluntary salary reductions reflect the relatively smaller size of the Company following the divestiture of its cargo loading manufacturing business and the Company's increased commitment to a pay-for-performance executive compensation program that places lesser reliance on fixed compensation such as base salary.

B.
Annual Cash Bonuses

Section 162(m) Annual Cash Incentive Plan.    The Compensation Committee previously approved the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which sets a ceiling on the annual cash bonuses payable under the Company's short-term incentive plans, including the Fiscal 2015 short-term incentive plan. The purpose of the Section 162(m) Annual Cash Incentive Plan is to enable the annual bonuses to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income. The maximum annual awards are 5% of net income for the Chief Executive Officer, 3% for the President and 2% for all others. These maximum awards are designed to cap the bonuses determined under the Company's annual short-term bonus plans. Accordingly, any bonus determined under the Fiscal 2015 short-term incentive plan below is subject to these caps. In all years since the inception of the Section 162(m) Annual Cash Incentive Plan in Fiscal 2010, the Compensation Committee has exercised negative discretion to reduce the annual cash bonuses of the named executive officers to the amounts determined under the Company's annual short-term bonus plans. In Fiscal 2015, for example, no cash bonuses were paid under the Fiscal 2015 short-term incentive plan.

Fiscal 2015 Short-Term Incentive Plan.    The Compensation Committee approved, after consideration of peer group information, other market data, the state of the business environment in which the Company operates and the factors described above, the Fiscal 2015 short-term incentive plan for corporate officers, including Mr. Storch, Mr. Romenesko, Mr. Fortson and Mr. Regan. The Fiscal 2015 short-term incentive plan is an at-risk performance-based plan in which the

Company measured its performance against two performance gals: earnings per share (weighted 75%) and cash flow from operations (weighted 25%) at the threshold, target and maximum levels set forth in the table below:

Performance Goal	Threshold	Target	Maximum

Earnings per share (75%)	$1.44	$1.80	$2.16

Cash flow from operations (25%)	$90 million	$120 million	$150 million

The Compensation Committee believes that these two performance goals are critical measures of the Company's financial success. Earnings per share demonstrates the Company's emphasis on delivering earnings to stockholders, and cash flow from operations shows how well the Company's businesses are producing cash that will ultimately benefit stockholders, whether in the form of increased investment, stock repurchases or dividend payouts. The Compensation Committee sets the target goals based on the Company's financial plans for a particular year. The Fiscal 2015 earnings per share target of $1.80 — which is below the Fiscal 2014 earnings per share target of $2.02 — reflected the Compensation Committee's recognition of a more difficult operating environment facing certain of the Company's key businesses in Fiscal 2015. The cash flow from operations target was $120 million in both Fiscal 2015 and Fiscal 2014. Despite the reduction in the earnings per share target, the Company paid no cash bonuses under the Fiscal 2015 short-term incentive plan.

The Fiscal 2015 annual cash bonus opportunities at threshold, target and maximum levels for the named executive officers (other than Mr. Holmes, who participates in a separate performance incentive plan tied to the results of the Aviation Services business) are set forth in the table below:

	Threshold		Target		Maximum

Named Executive Officer	($)	Percent of Base Salary (%)	($)	Percent of Base Salary (%)	($)	Percent of Base Salary (%)

David P. Storch	555,631	61.3	1,133,061	125.0	2,266,122	250.0

Timothy J. Romenesko	283,667	56.8	567,354	113.6	1,134,708	227.3

John C. Fortson	181,818	45.5	363,637	90.9	727,274	181.8

Robert J. Regan	177,994	45.4	355,988	90.9	711,976	181.8

The Company's actual Fiscal 2015 earnings per share and cash flow from operations results compared to the threshold and target levels were:

Performance Goal	Threshold	Target	Actual

Earnings per share	$1.44	$1.80	$0.24

Cash flow from operations	$90 million	$120 million	($43.0 million)

As a result of the Company's earnings per share and cash flow from operations performance falling below the threshold level, Mr. Storch, Mr. Romenesko, Mr. Fortson and

Mr. Regan did not receive cash bonuses under the Fiscal 2015 short-term incentive plan.

Performance Incentive Plan.    The Company had a separate annual cash bonus plan for Mr. Holmes in Fiscal 2015 called the the Performance Incentive Plan ("PIP"). The PIP is based on the annual results of the Aviation Services business group in three areas — pre-tax income, free cash flow and return on average net invested capital, as shown below:

Performance Goal	Threshold	Target

Pre-tax income	$30.30 million	$37.88 million

Free cash flow	$64.74 million	$80.93 million

Return on average net invested capital	10.58%	11.75%

Mr. Holmes's annual cash bonus opportunities for Fiscal 2015 were target bonus — $480,000 and maximum bonus — $775,000. Mr. Holmes's Fiscal 2015 annual cash bonus is capped at 200% of his base salary in effect upon adoption of the PIP. No annual cash bonus under the PIP is payable if the Company does not generate positive net income for the fiscal year.

Based on the performance of Aviation Services in Fiscal 2015, Mr. Holmes received an annual cash bonus of $548,000 under the PIP.

C.
Special Transaction Bonuses

In July 2014, the Compensation Committee commenced consideration of an incentive bonus program (the "Transaction Bonus Program") relating to the proposed divestiture of a significant portion of the Company's manufacturing businesses, including the cargo loading manufacturing business (the "Transaction").

The purpose of the Transaction was to implement a strategic business restructuring designed to allow the Company to:

Build on its leadership position in aviation services;

Operate as a global commercial and defense aviation services business, with its focus dedicated to aftermarket activities (power-by-the hour and repair management programs, distribution and parts trading) and MRO activities (airframe heavy maintenance, component repair, landing gear repair and exchange and engineering services);

Develop and expand its expeditionary services businesses at AAR Airlift (fixed-wing and rotary-wing aircraft services, mission support, logistics resupply and training and aircraft modification) and AAR Mobility (pallets, containers, shelter systems and accessories);

Take advantage of high market multiples in the sale of manufacturing businesses; and

Use the proceeds from the Transaction to enhance the balance sheet strength of the Company through debt retirements and to return cash to stockholders through the repurchase of shares of the Company's common stock.

The Compensation Committee received input from Mercer, its independent compensation consultant, with respect to the Transaction Bonus Program, including the nature and scope of similar incentive-based programs at other companies that were linked to the success of a significant transaction. The Compensation Committee also considered the transformative nature of the Transaction and the benefits of a successful Transaction to the Company's stockholders. Based on these considerations, in January 2015, the Compensation Committee determined that a bonus program linked to the success of a significant divestiture transaction is commonly used by public companies to incentivize performance. The Compensation Committee further determined that the Transaction Bonus Program provided appropriate incentives ("Special Transaction Bonuses") to those individuals, including certain of the named executive officers, who were pivotal to the success or failure of the Transaction. Accordingly, the Compensation Committee approved the Transaction Bonus Program and the Special Transaction Bonuses described below.

The participants in the Transaction Bonus Program, as approved by the Compensation Committee, included each of the named executive officers (other than Mr. Holmes) and certain other Company employees. The Transaction Bonus Program established an incentive bonus pool based on of the gross proceeds of the Transaction, with the pool consisting of $3.5 million for gross proceeds of $600 million; $7.0 million for gross proceeds of $700 million; and an additional 1% for gross proceeds above $700 million.

On March 26, 2015, the Company completed the Transaction at a purchase price of $705 million, subject to adjustment. Subsequently, the Company received an additional $28.3 million as a result of post-closing adjustments for a total purchase price of $733.3 million.

The Transaction, the largest in the Company's history, was a transformative event for the Company as it:

Represented the exchange of 20% of the Company's earnings before interest, taxes, depreciation and amortization for proceeds equal to 45% of the Company's enterprise value;

Reflected a significant gain over the purchase of the business in 2011 and allowed the Company to monetize its investment in the A400M program;

Focused the Company on its core aviation services and expeditionary services competencies; and

Provided financial flexibility for the Company to use the proceeds of the Transaction to de-risk and deleverage its balance sheet through debt retirements, invest in core businesses and pursue strategic acquisitions.

Based on the success of the Transaction, the named executive officers (other than Mr. Holmes) received the percentage of the incentive bonus pool and the amount of the Special Transaction Bonuses under the Transaction Bonus Program set forth in the table below:

Named Executive Officer	Percentage of Incentive Bonus Pool	Special Transaction Bonus ($)

David P. Storch	30.6%	$2,158,713

Timothy J. Romenesko	24.5%	$1,727,250

John C. Fortson	17.3%	$1,220,356

Robert J. Regan	10.7%	$750,825

D.
Stock Awards Under the Fiscal 2015 Long-Term Incentive Plan

The Compensation Committee granted awards of performance-based restricted stock and time-based restricted stock to the named executive officers and certain other officers and key employees under the Fiscal 2015 long-term incentive plan. No stock option grants were made in Fiscal 2015.

In Fiscal 2015, as in other years, the Compensation Committee determined the types of stock awards to be granted and the allocation and dollar value of those awards. These determinations are based on:

The Committee's emphasis on performance-based awards;

The Company's burn rate experience under the AAR CORP. 2013 Stock Plan;

The number of participants in the stock plan;

The levels of responsibility, seniority and overall compensation of the participants;

The Company's performance in the last fiscal year and its forecasted performance in the current fiscal year;

The Company's budget for compensation expense; and

The Company' stock price.

The Compensation Committee made two key decisions with respect to stock awards under the Fiscal 2015 long-term incentive plan:

First, allocating total stock awards in the following manner:

At-risk performance-based restricted stock — 75%

Time based restricted stock — 25%

Stock options — 0%

Second, reducing significantly the dollar value of the stock awards granted to the named executive officers compared to Fiscal 2014, as shown below:

Named Executive Officer	Fiscal 2014 ($)	Fiscal 2015 ($)	Percentage Decline (%)

David P. Storch	2,964,720	1,695,200	(43%)

Timothy J. Romenesko	1,482,360	847,600	(43%)

John M. Holmes	—	208,640	—

John C. Fortson	700,010	521,600	(25%)

Robert J. Regan	889,417	521,600	(41%)

These two decisions reflected the Compensation Committee's belief that stock-based compensation provides great flexibility: the use of at-risk performance-based stock incentives key performers to meet and exceed pre-established financial measures and the use of time-based restricted stock incentivizes key performers to remain with the Company and share in its future success

Performance-Based Restricted Stock.    At its meeting on July 14, 2014 the Compensation Committee approved the following grants of at-risk performance-based restricted stock to the named executive officers for Fiscal 2015, subject to performance conditions over the three-year performance period Fiscal 2015 through Fiscal 2017 and separate vesting requirements, each as described below (dollar value based on the grant date fair value):

	Fiscal 2015 At-Risk Performance-Based Restricted Stock

Named Executive Officer	Number of Shares	Dollar Value ($)

David P. Storch	48,750	1,271,400

Timothy J. Romenesko	24,375	635,700

John M. Holmes	6,000	156,480

John C. Fortson	15,000	391,200

Robert J. Regan	15,000	391,200

The Company's cumulative net income (weighted 75%) and return on invested capital (weighted 25%) are the two performance goals for the at-risk performance-based restricted stock under the Fiscal 2015 long-term incentive plan. The table below shows the threshold, target and maximum levels set by the Compensation Committee for each of these performance goals:

Performance Goal	Threshold	Target	Maximum

Cumulative Net Income	$186.7 million	$233.4 million	$280.0 million

Return on Invested Capital	4.88%	6.10%	7.32%

The Compensation Committee reduced the cumulative net income target to $233.4 million for the Fiscal 2015 grants of at-risk performance-based restricted stock from a target level of $263 million for Fiscal 2014. This decision likewise reflected a more difficult operating environment facing certain of the Company's key businesses in Fiscal 2015. It also recognized the introduction of a second performance goal — return on invested capital — for determining the payout of shares of at-risk performance-based restricted stock.

Performance at the threshold level results in a 50% payout of the shares of at-risk performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 200% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts. The Compensation Committee believes that the performance-based nature of these restricted stock awards provide appropriate incentives to executives in line with the interests of the Company's stockholders.

If the performance condition for the three-year performance period through Fiscal 2017 is met, the shares will vest 33 1/3% on each of July 31, 2017, July 31, 2018, and July 31, 2019. The Compensation Committee believes that the use of a meaningful time vesting period encourages executives to build their careers with the Company and contributes to greater stability within the Company's executive leadership. At-risk performance-based shares of restricted stock, once vested, are not subject to any further holding requirement beyond the Company's stock ownership guidelines.

The cumulative net income and return on invested capital performance measures for at-risk performance-based shares of restricted stock are designed to be "stretch" measures. Thus, a participant forfeits the shares of performance-based restricted stock if the Company does not meet the "stretch" performance measures. For example, 24.1% of the shares granted to the named executive officers for the Fiscal 2012 — Fiscal 2014 performance period were forfeited and 100% of the shares granted for the Fiscal 2013 — 2015 performance-based period also were forfeited.

Time-Based Restricted Stock.    At its meeting on July 14, 2014, the Compensation Committee approved the following grants of time-based restricted stock awards for Fiscal 2015, subject to time-based vesting (dollar value based on the grant date fair value):

	Fiscal 2015 Fiscal Time-Based Restricted Stock

Named Executive Officer	Number of Shares	Dollar Value ($)

David P. Storch	16,250	423,800

Timothy J. Romenesko	8,125	211,900

John M. Holmes	2,000	52,160

John C. Fortson	5,000	130,400

Robert J. Regan	5,000	130,400

The shares of time-based restricted stock vest 50% in year four (July 31, 2018) and 50% in year five (July 31, 2019). The Compensation Committee believes that time-based restricted stock serves a valuable purpose in helping to retain executives and reward them for building a career with the Company. Time-based restricted stock, once vested, is not subject to any further holding requirements beyond the Company's stock ownership guidelines.

E.
Target Versus Actual Total Direct Compensation

In July 2014, the Compensation Committee reviewed and approved Fiscal 2015 target "total direct compensation" for the named executive officers, consisting of the three compensation elements: base salary, target annual cash incentive compensation and target long-term stock incentive compensation. Total direct compensation is the sum of base salary, annual cash incentive compensation and long-term stock incentive compensation.

The Compensation Committee historically benchmarks target total direct compensation for the Company's named executive officers in the range of the 50th to 75th percentile of total direct compensation levels of comparable positions at its peer group companies, with benchmarks above the 50th percentile typically requiring performance above the 50th percentile. In addition, the Compensation Committee considers the Company's prior year's financial results in setting target total direct compensation for the upcoming year. In setting target total compensation, the Compensation Committee seeks to promote its goals of motivating and rewarding executives and providing appropriate pay-for-performance incentives.

The table below divides target total direct compensation into its component parts — base salary, target annual cash bonuses and target long-term incentive compensation — and shows each as a dollar amount and as a percentage of target total direct compensation, as set by the Compensation Committee at the beginning of Fiscal 2015 for each named executive officer. As shown, target total direct compensation is heavily weighted toward at — risk performance-based compensation (annual cash bonuses and long-term incentive compensation), consistent with the Compensation Committee's view that compensation for the named executive officers should be tied to performance.

	Fiscal 2015 Target Total Direct Compensation*

	Base Salary		Target Annual Cash Incentive		Target Long-Term Incentive Compensation

Named Executive Officer	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation

David P. Storch	906,449	24	1,133,061	30	1,695,200	46

Timothy J. Romenesko	499,272	26	567,354	30	847,600	44

John M. Holmes	409,375	37	480,000	44	208,640	19

John C. Fortson	400,000	31	363,637	28	521,600	41

Robert J. Regan	391,586	31	355,988	28	521,600	41

  *
  Fiscal 2015 target total direct compensation, approved by the Compensation Committee in July 2014, does not include the Special Transaction Bonuses under the Transaction Bonus Program because these bonuses were not approved by the Compensation Committee until January 2015.

The following table shows actual total direct compensation received by each named executive officer in Fiscal 2015 (with the first "Actual" column including the Special Transaction Bonuses and the second "Actual" column excluding the Special Transaction Bonuses), compared to the target total direct compensation set at the beginning of Fiscal 2015:

	Fiscal 2015 Total Direct Compensation

Named Executive Officer	Target ($)	Actual — Including Special Transaction Bonus ($)	Actual — Excluding Special Transaction Bonus ($)

David P. Storch	3,734,710	4,760,362	2,601,649

Timothy J. Romenesko	1,914,226	3,074,122	1,346,872

John M. Holmes	1,098,015	1,166,015	1,166,015

John C. Fortson	1,285,237	2,141,956	921,600

Robert J. Regan	1,269,174	1,664,011	913,186

V.     Fiscal 2016 Executive Compensation Actions

For Fiscal 2016, the Compensation Committee again focused on implementing a pay-for-performance executive compensation program that emphasized at-risk performance-based compensation over fixed compensation. The Compensation Committee adjusted its compensation philosophy to align total direct compensation with the market median and made the following additional changes:

Froze or reduced base salaries of all executive officers other than the Chief Financial Officer to align them with the market median;

Reduced annual cash bonus targets to align them with the market median and increased the maximum bonus opportunity to up to 250% of target (also retained earnings per share as a performance measure and introduced working capital turns as a performance measure in recognition of the importance of working capital to the Company's performance); and

Increased long-term stock grant targets and adjusted the vehicle mix to 50% stock options and 50% performance-based restricted stock.

A comparison of Mr. Storch's Fiscal 2015 target total direct compensation and his Fiscal 2016 target total direct compensation reflects the changes made to the Fiscal 2016 executive compensation program:

	Fiscal 2015 Target ($)	Fiscal 2016 Target ($)

Base Salary	906,449	767,000

Annual Cash Bonus	1,133,061	767,000

Long-Term Incentive Compensation	1,695,200	2,301,000

Total Direct Compensation	3,734,709	3,835,000

VI.   Key Executive Compensation Policies and Practices

The following are key factors that also affect the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

A.
Stock Ownership Guidelines

The Company has stock ownership guidelines requiring directors and executive officers to own a significant equity stake so as to align their interests with the interests of the Company's stockholders. These stock ownership guidelines provide as follows:

Applicable Persons	Ownership Requirement

Non-Employee Directors	20,000 shares

Executive Officers

Chairman and CEO	6 times salary

President and COO	3 times salary

Other Executive Officer	1 times salary

These stock ownership levels must be achieved within four years of becoming a director or executive officer and then maintained while in that position. Failure to meet these stock ownership levels may result in a reduction in future stock awards. All current directors and executive officers comply with the stock ownership guidelines. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% and stock options counted at 0%.

B.
Employment Agreements

The Company does not have an employment agreement with any executive officer other than Mr. Storch, its Chief Executive Officer. See "Compensation Arrangement with the Chief Executive Officer" for a description of the terms of that employment agreement. The Company has severance and change in control agreements with Messrs. Romenesko, Fortson and Regan. See "Potential Payments upon Termination of Employment or a Change in Control of the Company" for a description of the terms of these agreements. In all cases, the rationale for these agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice. Effective June 1, 2012, the Company determined that it will no longer provide tax gross-up provisions in any new agreement with an executive of the Company.

C.
Equity Grant Practices

The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. As described, the Compensation Committee typically makes its equity compensation decisions at its July meeting. The Compensation Committee — or the Chief Executive Officer pursuant to authority delegated by the Compensation Committee — also may grant equity compensation awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant equity date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

D.
Risk Management

The Compensation Committee considered, with the assistance of Mercer, its independent compensation consultant, whether the Company's compensation policies and practices in Fiscal 2015 for its employees, including the named executive officers, were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect and that the Company's compensation policies and practices do not encourage excessive or inappropriate risk-taking.

The Compensation Committee determined that the design and operation of the Company's executive compensation program were consistent with the Company's risk management strategies for the following reasons:

The executive compensation program is designed to provide a proper balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation.

Fiscal 2015 short-term incentive plan awards — a form of at-risk performance-based cash compensation — were based on two different performance metrics: earnings per share and cash flow from operations, each of which is provides benefits to the Company's stockholders. No bonuses were paid under this plan in Fiscal 2015 due to the Company's performance against these measures, but in years where awards have been paid, the Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.

The balance built into the short-term incentive plan is also reflected in long-term incentive compensation awards, which in Fiscal 2015 consisted of performance-based restricted stock and time-based restricted stock. Each of these long-term equity-based incentive awards contains multi-year vesting periods designed to promote employee growth, development and retention. They also are linked to the value of the Company's common stock, thus aligning management's interest with those of the Company's stockholders.

The performance goals for performance-based restricted stock under the long-term incentive plan — cumulative net income and return on invested capital in Fiscal 2015 — are different from the performance goals used under the short-term incentive plan.

The Company's stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.

The Compensation Committee and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

In addition, the Compensation Committee considered whether any conflict of interest risks were created by the Company's engagement of Mercer to provide compensation consulting services in Fiscal 2015. The Company paid Mercer $66,809 in Fiscal 2015 for its consulting services to the Compensation Committee on executive compensation matters. In Fiscal 2015, Mercer also provided consulting services on the Company's domestic and international health and benefit plans for which it received fees of $338,424, and a Mercer affiliate provided executive recruiting services for which it received fees of $140,744.

The Compensation Committee's consideration of Mercer's independence focused on the following factors: (i) services other than compensation consulting services provided to the Company by Mercer, (ii) total dollar amounts paid by the Company to Mercer for such other services, including as a percentage of total revenue of Mercer, (iii) conflicts of interest policies and procedures of the Company and of Mercer, (iv) the lack of any relationships between Mercer and members of the Company's Board of Directors, (v) Company stock owned by Mercer and its employees and (vi) the lack of any relationships between Mercer and any of the Company's executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Mercer and that Mercer was independent of the Company.

E.
Incentive Compensation Clawback Policy

The Company adopted an incentive compensation clawback policy in July 2012. The policy provides for the recoupment of incentive compensation paid to a current or former executive officer of the Company where such person's misconduct contributed to an accounting restatement of the Company's financial statements.

The Company is aware of the proposed compensation clawback rules issued by the Securities and Exchange Commission ("SEC") in July 2015. The Company intends to revise its incentive compensation clawback policy to comply with the requirements of the SEC's final rules.

F.
Anti-Hedging and Anti-Pledging Policy

The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with trading in Company securities or in the securities of other companies with which the Company does business. The purpose of the insider trading policy is to promote compliance with applicable securities governing insider trading.

An important part of the Company's insider trading policy is the prohibition on short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company's securities. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

G.
Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers (namely, the chief executive officer and the three most highly compensated officers other than the chief executive officer and the chief financial officer). This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit under Section 162(m).

As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, except where a plan (such as the AAR CORP. 162(m) Annual Cash Incentive Plan) contains only a single performance goal. The Company received stockholder approval of the net income performance goal under the AAR CORP. 162(m) Annual Cash Incentive Plan at its 2010 annual meeting of stockholders and thus does not need any further stockholder approval unless and until it changes or adds to that performance goal. The Company also received stockholder approval of the performance goals under the Company's 2013 Stock Plan at its 2013 annual meeting of stockholders. Accordingly, the Company must seek stockholder approval of the performance goals relating to stock compensation no later than its 2018 annual meeting of stockholders.

Compensation Committee Fiscal 2015 Report

Dear Fellow Stockholders:

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors of AAR CORP.

Ronald B. Woodard, Chairman
Anthony K. Anderson
Norman R. Bobins
Michael R. Boyce
Ronald R. Fogleman
Peter Pace

Summary Compensation Table1

The following table sets forth compensation information for the Company's named executive officers for Fiscal 2015, Fiscal 2014 and Fiscal 2013:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)

David P. Storch	2015	906,449	—	1,695,200	—	2,158,713	—	474,286	5,234,648

Chairman of the Board, President and	2014	906,449	—	1,342,704	1,622,016	851,548	55,793	525,062	5,303,572

Chief Executive Officer	2013	877,838	—	619,200	695,520	1,350,685	60,352	639,589	4,243,184

Timothy J. Romenesko	2015	499,272	—	847,600	—	1,727,250	—	198,397	3,272,519

Vice Chairman; Chief Operating	2014	499,272	—	671,352	811,008	426,393	39,367	202,405	2,649,797

Officer of Expeditionary Services	2013	483,513	—	309,600	347,760	676,324	40,816	251,357	2,109,370

John M. Holmes[8] Vice President; Chief Operating Officer of Aviation Services	2015	409,375		208,640	—	548,000	—	103,917	1,269,932

John C. Fortson[9]	2015	400,000	—	521,600	—	1,220,356	—	90,629	2,232,585

Vice President, Chief Financial	2014	400,000	—	241,586	458,424	273,290	—	37,856	1,411,156
Officer and Treasurer

Robert J. Regan	2015	391,586	—	521,600	—	750,825	—	97,963	1,761,974

Vice President, General Counsel	2014	391,586	—	402,812	486,605	267,541	—	100,311	1,648,855

and Secretary	2013	379,226	—	185,760	208,656	424,362	—	114,848	1,312,852

  1
  General.    The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with SEC disclosure rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a detailed explanation of the Company's pay-for-performance executive compensation program in Fiscal 2015.

  2
  Salary.    We froze Fiscal 2015 base salaries at their Fiscal 2014 levels without any increase, other than for Mr. Holmes, whose base salary was increased to $475,000 from $387,500 effective March 2, 2015 with his promotion to Chief Operating Officer of the Aviation Services business group.

  3
  Stock Awards.    The amounts in this column for Fiscal 2015 reflect the grant date fair value of the at-risk performance-based restricted stock awards (based on the target amount) and the time-based restricted stock awards granted on July 14, 2014 under the Fiscal 2015 long-term incentive plan, in each case computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2015 for an explanation of the assumptions made by the Company in the valuation of these awards.

  The grant date fair value generally represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2015, Fiscal 2014 and Fiscal 2013. The above amounts reflect the aggregate accounting expense for these awards. These amounts do not represent the actual value that may be recognized by the named executive officers. For example, the at-risk performance-based shares of restricted stock may be forfeited if the performance conditions are not met, and both the at-risk performance-based shares and the time-based shares of restricted stock may not vest. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the performance-based restricted stock awards and the time-based restricted stock awards granted in Fiscal 2015.

  4
  Option Awards.    We did not grant any stock options to the named executive officers in Fiscal 2015. The amounts in this column for Fiscal 2014 and Fiscal 2013 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2015 for an explanation of the assumptions made by the Company in the valuation of these awards. Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in Fiscal 2014 and Fiscal 2013. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

  5
  Non-Equity Incentive Plan Compensation.    The Company did not pay any annual cash bonuses to its named executive officers under the Fiscal 2015 short-term incentive plan because the Company did not meet the threshold requirements established for the earnings per share and cash flow from operations performance goals under the Fiscal 2015 short-term incentive plan. Mr. Holmes received a cash bonus under a separate performance incentive plan for the Aviation Services business group under which the threshold requirements were met.

  The Fiscal 2015 numbers in this column represent special transaction bonuses paid to the named executive officers (other than Mr. Holmes) under the Transaction Bonus Program established by the Board of Directors in connection with the strategic business restructuring of the Company in Fiscal 2015. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about these special transaction bonuses.

  6
  Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula and the increased pension value under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

  7
  All Other Compensation.    The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2015. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilots' salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses.

Named Executive Officer	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Total ($)

David P. Storch	18,200	329,677	39,942	21,084	0	12,300	47,671	5,412	0	474,286

Timothy J. Romenesko	18,638	142,410	12,250	14,872	0	0	7,487	2,740	0	198,397

John M. Holmes	17,399	70,771	875	14,872	0	0	0	0	0	103,917

John C. Fortson	7,458	52,243	16,058	14,870	0	0	0	0	0	90,629

Robert J. Regan	16,493	66,598	0	14,872	0	0	0	0	0	97,963

  8
  Mr. Holmes became a named executive officer of the Company in Fiscal 2015.

  9
  Mr. Fortson joined the Company in June 2013 and became Vice President, Chief Financial Officer and Treasurer on July 25, 2013 and a named executive officer on that date.

Employment Agreement with Our Chairman, President and Chief Executive Officer

We have an employment agreement with David P. Storch, our Chairman, President and Chief Executive Officer, that runs through May 31, 2017. The table below outlines the principal terms of Mr. Storch's employment agreement.

Type of Benefit	Benefits Under the Employment Agreement

Base salary	Not less than $906,449 (Voluntarily reduced by Mr. Storch to $767,000 beginning September 1, 2015)

Annual cash bonus	Cash bonus opportunity of up to 250% (or such higher amount) of base salary for performance against financial goals established by the Compensation Committee

Annual stock award	As determined by the Compensation Committee

Perquisites	Personal use by Mr. Storch of an aircraft chartered by the Company (subject to the Company's aircraft use policy), an annual automobile allowance, payment of country club dues, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program

Change in Control Benefits	See "Potential Benefits Payable Upon Termination of Employment or a Change in Control of the Company — Employment Agreement of David P. Storch"

 Fiscal 2015 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2015;

Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2015;

Other stock awards made in Fiscal 2015; and

Stock options granted in Fiscal 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2,7]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and

Named Executive Officer	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)[4]	Underlying Options (#)[5]	of Option Awards ($/sh)	Option Awards ($)[6]

David P. Storch		566,531	1,133,061	2,266,122					0	—	—

	7/14/14				24,375	48,750	97,500				1,271,400

	7/14/14							16,250			423,800

Timothy J. Romenesko		283,677	567,354	1,134,708					0	—	—

	7/14/14				12,188	24,375	48,750				635,700

	7/14/14							8,125			211,900

John M. Holmes[7]									0	—	—

	7/14/14	—	480,000	775,000	3,000	6,000	12,000				156,480

								2,000			52,160

John C. Fortson		181,818	363,637	727,274					0	—	—

	7/14/14				7,500	15,000	30,000				391,200

	7/14/14							5,000			130,400

Robert J. Regan		177,994	355,988	711,976					0	—	—

	7/14/14				7,500	15,000	30,000				391,200

	7/14/14							5,000			130,400

  1
  The Compensation Committee approved the grant of performance-based restricted stock awards and time-based restricted stock awards under the Company's Fiscal 2015 long-term incentive plan at its meeting on July 14, 2014.

  2
  Annual cash bonuses under the Company's Fiscal 2015 short-term incentive plan were contingent based upon performance for Fiscal 2015, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee on July 14, 2014. No cash bonuses under the Fiscal 2015 short-term incentive plan were paid; however, Mr. Holmes received a cash bonus under a separate performance incentive plan tied to the results of the Aviation Services business group and the named executive officers (other than Mr. Holmes) received special transaction bonuses, all as further discussed under the "Compensation Discussion and Analysis" section of this proxy statement.

  3
  The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2015 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2015 long-term incentive plan is listed in the "Target" column above. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the performance-based restricted stock program under the Fiscal 2015 long-term incentive plan.

  4
  This column shows the number of shares of time-based restricted stock granted on July 14, 2014 to the named executive officers under the Company's Fiscal 2015 long-term incentive plan.

  5
  This column shows that the Company did not grant any stock options to the named executive officers in Fiscal 2015.

  6
  The grant date fair value of the performance-based restricted stock awards and time-based restricted stock awards was computed in accordance with FASB ASC Topic 718.

  7
  Mr. Holmes participates in an annual cash bonus plan based principally on the performance of his business unit. See "Compensation Discussion and Analysis — Fiscal 2015 Executive Compensation — Annual Cash Bonuses — Performance Incentive Plan" for additional information.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth information for each named executive officer with respect to:

Each stock option that remained outstanding as of May 31, 2015; and

Each award of restricted stock that was not vested and remained outstanding as of May 31, 2015.

	Option Awards[1]					Restricted Stock Awards

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]

David P. Storch	39,216	9,806	—	29.65	7/11/21	138,906	4,103,283	83,415	2,464,079

	0	86,400	—	12.90	7/16/22

	31,680	126,720	—	25.43	7/15/23

Timothy J. Romenesko	18,948	4,737	—	29.65	7/11/21	67,247	1,986,476	41,568	1,227,919

	0	43,200	—	12.90	7/16/22

	15,840	63,360	—	25.43	7/15/23

John M. Holmes	4,000	0	—	33.44	6/1/17	15,000	443,100	6,000	177,240

	0	15,000	—	12.90	7/16/22

	0	22,000	—	25.43	7/15/23

John C. Fortson	8,953	35,815	—	25.43	7/15/23	9,750	288,015	19,750	583,415

Robert J. Regan	20,000	0	—	15.10	7/13/19	31,650	934,941	25,300	747,362

	24,239	0	—	17.27	7/11/20

	11,292	2,826	—	29.65	7/11/21

	17,280	25,920	—	12.90	7/16/22

	9,504	38,016	—	25.43	7/15/23

1
These columns show the number, dollar value, option exercise price and option expiration date of stock options held by the named executive officers at the end of Fiscal 2015.

2
This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal 2015. The following schedule shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Fortson	Mr. Regan

6/1/15	60,000	28,000	8,000	—	8,000

5/31/16	24,256	11,922	5,000	—	7,130

5/31/17	25,200	12,600	—	2,375	7,560

5/31/18	13,200	6,600	—	2,375	3,960

7/31/18	8,125	4,062	1,000	2,500	2,500

7/31/19	8,125	4,063	1,000	2,500	2,500

3
This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $29.54 per share (the closing market price of the common stock on May 29, 2015, the last business day of Fiscal 2015).

4
This column shows the number of unvested shares of at-risk performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal 2015. The following schedule shows the vesting dates for these unvested shares (a portion of the shares with a vesting date of 5/31/16 – 8,800 for Mr. Storch, 4,400 for Mr. Romenesko, 1,583 shares for Mr. Fortson and 2,640 for Mr. Regan — together with all shares with vesting dates of 5/31/18, 7/31/18 and 7/31/19 also remain subject to performance conditions):

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Fortson	Mr. Regan

5/31/16	17,065	8,393	—	1,583	5,020

5/31/17	8,800	4,400	—	1,583	2,640

5/31/18	8,800	4,400	—	1,584	2,640

7/31/17	16,249	8,124	1,999	4,999	4,999

7/31/18	16,249	8,124	1,999	4,999	4,999

7/31/19	16,252	8,127	2,002	5,002	5,002

5
This column shows the market value of the unvested shares of at-risk performance-based restricted stock at the target level held by the named executive officers based on a price of $29.54 per share. The table above does not reflect the shares of at-risk performance-based restricted stock for the Fiscal 2012 – 2015 performance period, all of which were forfeited on May 31, 2015 because the Company did not meet the cumulative net income goal for the three-year performance period.

Vesting.    The vesting rules for stock options, shares of time-based restricted stock and shares of at-risk performance-based restricted stock are described in the following table.

	Stock Options	Time-Based Restricted Stock	At-Risk Performance-Based Restricted Stock

General Rule	20% per year for five years (stock options granted before 2012 vest 33 1/3% in years 1, 2 and 3)	50% in each of years 4 and 5	33 1/3% in each of years 3,4,5 (assuming the performance conditions are satisfied)

Retirement	Stock options continue to vest in accordance with vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock continues to vest in accordance with vesting schedule	Stock continues to vest in accordance with vesting schedule

Disability	Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock vests in full if disability occurs after the 4th anniversary of grant; 1/2 of the shares vest if disability occurs before the 4th anniversary of grant	Stock continues to vest in accordance with vesting schedule

Death	Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date.	Stock vests in full if death occurs after the 4th anniversary of grant; 1/2 of the unvested shares vest if death occurs before the 4th anniversary of grant	Stock continues to vest in accordance with vesting schedule

Fiscal 2015 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2015;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2015; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)

David P. Storch	341,763	5,193,727	60,265	1,780,228

Timothy J. Romenesko	169,464	2,576,568	29,117	860,116

John M. Holmes	10,500	114,318	6,668	196,973

John C. Fortson	—	—	—	—

Robert J. Regan	—	—	17,356	512,696

  1
  This amount represents the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

  2
  These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2015 Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2015 ($)

David P. Storch	Retirement Plan	26.4	787,777	—

	SKERP	N/A	271,998	—

Timothy J. Romenesko	Retirement Plan	24.4	696,260	—

	SKERP	N/A	213,194	—

John M. Holmes[3]	Retirement Plan	3.7	13,964	—

	SKERP	N/A	N/A	N/A

John C. Fortson[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

  1
  Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

  2
  Amounts shown in this column are calculated as of the last business day of Fiscal 2015, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2015. See Note 8 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

  3
  Messrs. Holmes, Fortson and Regan do not participate in the defined benefit portion of the SKERP, and Messrs. Fortson and Regan do not participate in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement, fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under Change in Control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Messrs. Fortson and Regan do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Messrs. Storch, Romenesko and Holmes are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a

"grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer and by the Company in Fiscal 2015, the earnings accrued on the named executive officer's account balance in Fiscal 2015, and the account balance as of May 31, 2015.

Fiscal 2015 Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal 2015 ($)[1]	Company Contributions in Fiscal 2015 ($)[2]	Aggregate Earnings in Fiscal 2015 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2015 ($)[4]

David P. Storch	195,835	329,677	1,438,376	0	14,899,934

Timothy J. Romenesko	132,646	142,410	266,014	0	3,700,974

John M. Holmes	39,055	70,771	68,419	0	1,029,935

John C. Fortson	94,682	52,243	6,657	0	189,838

Robert J. Regan	70,498	66,598	72,722	0	1,237,406

  1
  The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2015 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2015 but earned and reported in the Summary Compensation Table for Fiscal 2014.

  2
  The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table.

  3
  The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

  4
  The aggregate balance as of May 31, 2015 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2015 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $7,075,225; Mr. Romenesko, $1,303,342; Mr. Holmes, $377,989; Mr. Fortson, $8,974 and Mr. Regan, $425,804. The aggregate balance as of May 31, 2015 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($260,000 in 2014 and $265,000 in 2015). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (up to 22% of base salary and bonus), the President (up to 16% of base salary and bonus) and other eligible officers (up to 5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability). In Fiscal 2015, Messrs. Storch, Romenesko and Regan received annual supplemental contributions of 11%, 8% and 5%, respectively, which represented 50% less than the maximum amounts to which these individuals were entitled. The funding decision factors into account, among other things, the Company's financial performance, the individual's performance and individual's total compensation. Mr. Holmes and Mr. Fortson each received a 5% annual supplemental contribution.

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum.

Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer 1% to 75% of compensation, up to a maximum of $18,000 for 2015, or $24,000 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increase. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, to the Plan for such payroll period. The profit sharing contribution is based on the participant's contributions as of the end of the prior calendar year and the economic performance of the participant's operating unit, and is equal to a percentage of the participant's compensation, up to 4%. A non-elective contribution was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($260,000 for 2014 and $265,000 for 2015).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon a Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 52.

Employment Agreement of David P. Storch

The Company's employment agreement with Mr. Storch provides for the following severance benefits:

Termination of Employment — Prior to or More than 24 Months After a Change in Control:    If prior to or more than 24 months after a Change in Control, either the Company terminates his employment other than for Cause or Disability or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Within 24 Months Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, he is entitled to:

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,526,405;

Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Benefit Plan still vest on the Change in Control).

If any excise tax would be triggered, Mr. Storch can elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

General.    Regardless of whether a Change of Control is involved:

If Mr. Storch's termination is due to Retirement, he has the right to enter into a consulting agreement for a period of not less than one year, which pays consulting fees equal to 50% of his then current base salary. In addition, Mr. Storch and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer);

If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's disability plans will be at a level no less favorable than that in effect on May 31, 2014); and

If Mr. Storch's employment is terminated following the expiration of the initial three-year term of his agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means the earliest of (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) the removal of Mr. Storch from the position of Chairman or Chief Executive Officer of the Company or any successor, (ii) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with Messrs. Romenesko, Fortson and Regan and with certain other key employees. The Company does not have a severance and change in control agreement with Mr. Holmes.

The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to or More than 18 Months After a Change in Control:    If prior to or more than 18 months after a Change in Control of the Company, the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Within 18 Months Following a Change in Control:    If the executive's employment is terminated within 18 months following a Change in Control by the Company other than for Cause or Disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than Disability or death during the 30-day period following the 18th month after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for two or three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) for Mr. Romenesko, a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for two or three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with Mr. Storch and Mr. Romenesko. Under the agreements, the employees own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined for such executive above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the severance and change in control agreements, the split dollar agreements will continue for the severance period.

Stock Plans

A named executive officer's termination of employment can result in enhanced benefits under the AAR CORP. Stock Benefit Plan and the AAR CORP. 2013 Stock Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    In the case of at-risk performance-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.

In the case of time-based restricted stock awards, if termination is due to Retirement, restricted stock awards continue to vest in accordance with their vesting schedule. If termination is due to Disability or death on or before the fourth anniversary of the date of grant, then one-half of the unvested shares will vest as of such termination. If termination is due to Disability or death after the fourth anniversary of the date of grant, all awards shares will vest as of such termination.

The AAR CORP. Stock Benefit Plan has change in control provisions that apply to participants who do not have a severance and change in control agreement. Upon a Change in Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a Change in Control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Award agreements under the AAR CORP. 2013 Stock Plan do not provide for vesting upon a Change in Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change in Control.

Tables of Potential Payments Upon a Termination of Employment or a Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination of employment or change in control events, assuming a change in control or a termination of employment occurred on May 29, 2015 (the last business day of Fiscal 2015).

	Equity Vesting — On or After a Change in Control
Named Executive Officer	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]

David P. Storch	6,567,362	1,958,515

Timothy J. Romenesko	3,214,395	979,258

John M. Holmes	620,340	340,020

John C. Fortson	871,430	147,200

Robert J. Regan	1,682,303	587,555

  1
  Under the Company's stock plans and severance and change in control agreements, all restricted stock (both performance-based and time-based) generally vests upon a Change in Control of the Company or upon a qualifying termination of employment that occurs within two years following a Change in Control. See "— Stock Plans" above. The amounts shown reflect the number of shares that would have vested upon a Change in Control and termination of employment, if applicable, on May 29, 2015 (the last business day of Fiscal 2015), based on the number of shares multiplied by $29.54, the closing price of the common stock on May 29, 2015.

  2
  Under the Company's stock plans and severance and change in control agreements, all stock options generally vest upon a Change in Control of the Company and upon a qualifying termination of employment that occurs within two years following a Change in Control. See "— Stock Plans" above. The amounts shown reflect the number of option shares that would have vested upon a Change in Control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $29.54, the closing price of the common stock on May 29, 2015 (the last business day of Fiscal 2015).

Termination of Employment — Prior to or More than 18 Months (24 Months for Mr. Storch) After a Change in Control

	Other than Cause					Disability			Death

Named Executive Officer	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options ($)[8]	Restricted Stock ($)[7]

David P. Storch	2,719,346	2,202,233	6,567,362	1,958,515	355,139	41,638	4,472,976	609,437	4,472,976

Timothy J. Romenesko	499,272	—	3,214,395	979,258	—	44,580	2,167,202	304,718	2,167,202

John M. Holmes	—	—	620,340	340,020	—	—	413,560	105,805	413,560

John C. Fortson	400,000	—	871,430	147,200	—	29,720	435,715	36,797	435,715

Robert J. Regan	391,586	—	1,682,303	587,555	—	29,720	1,046,602	182,831	1,046,602

  1
  Reflects continued salary for 36 months for Mr. Storch under his employment agreement and continued salary for 12 months for the three named executive officers with severance and change in control agreements.

  2
  Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation or bonus paid to him for Fiscal 2013, Fiscal 2014 and Fiscal 2015, and (ii) in the case of the three named executive officers with severance and change in control agreements, the non-equity incentive plan compensation bonus paid for Fiscal 2015 as shown in the Summary Compensation Table.

  3
  The amounts in this column reflect the value of the continued vesting of the restricted stock pursuant to the Company's stock plans if termination is due to Retirement at May 29, 2015 (the last business day of Fiscal 2015), based on the number of shares, multiplied by $29.54, the closing price of the common stock on May 29, 2015. At May 29, 2015, only Mr. Storch and Mr. Romenesko were eligible for vesting upon termination due to Retirement.

  4
  The amounts in this column reflect the value of the continued vesting of options pursuant to the Company's stock plans if termination is due to Retirement at May 29, 2015 (the last business day of Fiscal 2015) based on the difference between the exercise price and $29.54, the closing price of the common stock on May 29, 2015. At May 29, 2015, only Mr. Storch and Mr. Romenesko were eligible for continued vesting upon termination due to Retirement.

  5
  Available under Mr. Storch's employment agreement upon his Retirement.

  6
  Available under Mr. Storch's employment agreement and the severance and change in control agreements for the three named executive officers with severance and change in control agreements.

  7
  The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 29, 2015 (the last business day of Fiscal 2015), based on the number of shares, multiplied by $29.54, the closing price of the common stock on May 29, 2015.

  8
  The amounts in this column reflect the value of continued vesting of options pursuant to the Company's stock plans for one year following termination if termination is due to Disability at May 29, 2015, based on the difference between the exercise price and $29.54, the closing price of the common stock on May 29, 2015.

Termination of Employment — Within 18 (24 Months for Mr. Storch) Months Following a Change in Control[1]

Named Executive Officer	Salary[2] ($)	Bonus[3] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits[4] ($)	Outplacement Services ($)	280G Gross-Up ($)

David P. Storch	2,719,346	2,554,644	41,638	978,871	—	—[5]

Timothy J. Romenesko	1,497,806	1,279,179	44,580	1,041,373	97,195	3,549,767

John M. Holmes	—	—	—	—	—	—

John C. Fortson	800,000	546,580	29,720	—	47,130	—

Robert J. Regan	783,172	535,082	29,720	—	46,139	—

  1
  These benefits are in addition to the vesting of stock awards shown above in the table for "Equity Vesting — On or After a Change in Control."

  2
  Reflects three times salary for Mr. Storch under his employment agreement and two or three times salary (depending on the officer involved) for the three named executive officers with severance and change in control agreements.

  3
  Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2015 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount, and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2015 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

  4
  Includes an income tax gross-up payment.

  5
  Mr. Storch has the right under his employment agreement to either (i) receive the full amount of severance benefits following a Change in Control and be responsible for paying the 280G excise tax or (ii) receive the severance benefits up to the maximum amount that can be paid without triggering the 280G excise tax. To receive benefits up to the maximum amount without triggering the excise tax, it is estimated that Mr. Storch would have to forfeit approximately $3.4 million of benefits.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 31, 2015, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%	Stock Units[2]

Anthony K. Anderson	18,430	—	—

Norman R. Bobins	40,572	—	—

Michael R. Boyce[3]	74,938	—	—

Ronald R. Fogleman	21,406	—	40,894

John C. Fortson	47,406	—	—

James E. Goodwin	49,815	—	9,327

John Holmes	37,155	—	—

Patrick J. Kelly[4]	56,620	—	—

Peter Pace	20,048	—	—

Robert J. Regan	187,103	—	—

Timothy J. Romenesko	313,013	—	—

David P. Storch[5]	1,482,652	4.19%	—

Marc J. Walfish	77,157	—	30,787

Ronald B. Woodard	30,072	—	0

All directors and named executive officers as a group	2,456,387	6.94%	81,008

  1
  Includes (a) unvested restricted shares held by directors and executive officers and (b) the following shares of the identified person that may be acquired within 60 days of July 31, 2015 through the exercise of stock options: Mr. Fortson, 17,906 shares; Mr. Holmes, 14,500 shares; Mr. Regan, 100,459 shares; Mr. Romenesko, 65,028 shares; Mr. Storch, 131,376 shares; and all directors and executive officers as a group, 329,269 shares.

  2
  Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors' Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

  3
  Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

  4
  Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

  5
  Includes: (a) 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership; (b) 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President; (c) 2,025 shares under the Lorraine Storch Revocable Trust under which Mr. Storch is trustee and a beneficiary; (d) 250,000 shares owned through the Storch Family Dynasty Trust, under which Mr. Storch is trustee and a beneficiary; and (e) 100,793 shares beneficially owned through a limited power of attorney arrangement, as to which Mr. Storch disclaims beneficial ownership.

 Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Allianz Global Investors U.S. Holdings LLC 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660	2,486,682	6.2
and
NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, TX 75201

BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10022	3,468,312	8.7

Dimensional Fund Advisors LP3 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,373,719	8.48

Franklin Resources Inc.[4] One Franklin Parkway San Mateo, CA 94403	4,107,000	10.3

Vanguard Group, Inc.[5] 100 Vanguard Blvd. Malvern, PA 19355	2,480,501	6.23

  1
  Based on a Schedule 13G filing dated 2/12/15 and filed on 2/13/15, Allianz Global Investors U.S. Holdings LLC disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:
NFJ Investment Group LLC	2,368,000
Allianz Global Investors U.S. LLC	48,475
Allianz Global Investors GmbH	31,500
• Shared voting power:	0
• Sole dispositive power:
NFJ Investment Group LLC	2,406,707
Allianz Global Investors U.S. LLC	48,475
Allianz Global Investors GmbH	31,500
• Shared dispositive power:	0
  2
  Based on a Schedule 13G amendment dated 1/12/15 and filed on 1/12/15, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,382,256
• Shared voting power:	0
• Sole dispositive power:	3,468,312
• Shared dispositive power:	0
  3
  Based on a Schedule 13G amendment dated 2/5/15 and filed on 2/5/15, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,244,395
• Shared voting power:	0
• Sole dispositive power:	3,373,719
• Shared dispositive power:	0

  4
  Based on a Schedule 13G amendment dated 2/9/15 and filed on 2/10/15, Franklin Resources, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,767,900
• Shared voting power:	0
• Sole dispositive power:	4,107,000
• Shared dispositive power:	0
  5
  Based on a Schedule 13G amendment dated 2/9/15 and filed on 2/10/15, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	51,444
• Shared voting power:	0
• Sole dispositive power:	2,431,557
• Shared dispositive power:	48,944

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2015, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2015 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*

Equity compensation plans approved by securities holders	1,857	$21.05	4,410

Equity compensation plans not approved by securities holders	—	—	—

Total	1,857	$21.05	4,410

  *
  Represents shares under the AAR CORP. 2013 Stock Plan and the AAR CORP. Amended and Restated Stock Benefit Plan; the Company has committed not to issue any more shares under the latter plan.

STOCKHOLDER PROPOSALS FOR OUR 2016 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2016 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 30, 2016, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2016 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 16, 2016. The notice of such matter must contain the information required by the By-Laws.

OTHER BUSINESS

Management knows of no other matters which are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,

Robert J. Regan
Vice President, General Counsel and Secretary

August 28, 2015

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2015. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 13, 2015 AAR CORP. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 0000255126_1 R1.0.0.51160 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: August 18, 2015 Date: October 13, 2015Time: 9:00 AM CDT Location: AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, IL 60191

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. 0000255126_2 R1.0.0.51160 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 1. Notice & Proxy Statement2. Annual Report to Stockholders3. Annual Report on Form 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 29, 2015 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Anthony K. Anderson 02 Michael R. Boyce 03 David P. Storch The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2016. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. 0000255126_3 R1.0.0.51160 Voting items

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AAR CORP. ONE AAR PLACE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 Anthony K. Anderson 02 Michael R. Boyce 03 David P. Storch The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve executive compensation. For 0 0 Against 0 0 Abstain 0 0 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2016. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000255127_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders, Annual Report on Form 10-K is/are available at www.proxyvote.com . AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2015 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 13, 2015, at One AAR Place, 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000255127_2 R1.0.0.51160